3rd Quarter 2012 Earnings Release

Aimco
APARTMENT HOMES

Page

1	Earnings Release

9	Consolidated Statements of Operations

11	Consolidated Balance Sheets

12	Schedule 1a – Funds From Operations (3Q 2012 v. 3Q 2011)

14	Schedule 1b – Funds From Operations (YTD 3Q 2012 v. YTD 3Q 2011)

16	Schedule 2 – Portfolio Summary

17	Schedule 3 – Net Asset Value Supplemental Information

19	Schedule 4 – Non-Recourse Property Debt Information

21	Schedule 5 – Share Data

22	Schedule 6a – Conventional Same Store Operating Results (3Q 2012 v. 3Q 2011)

23	Schedule 6b – Conventional Same Store Operating Results (3Q 2012 v. 2Q 2012)

24	Schedule 6c – Conventional Same Store Operating Results (YTD 3Q 2012 v. YTD 3Q 2011)

25	Schedule 6d – Conventional Same Store Operating Expense Detail

26	Schedule 7a – Total Conventional Portfolio Data by Market (3Q 2012 v. 3Q 2011)

27	Schedule 7b – Total Conventional Portfolio Data by Market (2Q 2012 v. Local Market Average)

28	Schedule 8 – Property Disposition and Acquisition Activity

29	Schedule 9 – Capital Additions

30	Schedule 10 – Summary of Redevelopment Activity

31	Glossary and Reconciliations

Aimco Reports Third Quarter 2012 Results
Denver, Colorado, November 1, 2012 - Apartment Investment and Management Company (“Aimco”) (NYSE: AIV) announced today its third quarter 2012 results.
Chairman and Chief Executive Officer Terry Considine comments: “We are on track for the solid execution of our 2012 plans. Conventional Same Store operating income year-to-date has increased 6.7% over last year due to consistent renewal rent gains and good success in controlling costs. Our portfolio is much improved with average rents of $1,332, up 8% year-over-year, due to investment in property upgrades, sale of lower-rated properties, and the quality of our acquisitions. We have restarted our redevelopment program with clear plans, high-quality locations and attractive expected returns. Our balance sheet is much improved with leverage reduced by approximately $700 million.”

Chief Financial Officer Ernie Freedman adds: “Third quarter Pro forma FFO of $0.46 per share exceeded the midpoint of our guidance range by $0.01 per share, primarily as a result of better than expected property operating results.  At the midpoint of our guidance, we are projecting full year FFO and AFFO per share growth of approximately 11% and 31%, respectively.”

Financial Results
Third Quarter Pro forma FFO Up 12%, AFFO Up 38%

	THIRD QUARTER		YEAR-TO-DATE
	2012	2011	2012	2011
Net income (loss) per common share	$0.17	$(0.12)	$0.11	$(0.67)
Funds from Operations (FFO)	$0.38	$0.41	$1.15	$1.09
Add back (deduct) preferred equity redemption related amounts	$0.08	$—	$0.17	$(0.02)
Pro forma Funds from Operations (Pro forma FFO)	$0.46	$0.41	$1.32	$1.07
Deduct Aimco's share of Capital Replacements	$(0.13)	$(0.17)	$(0.36)	$(0.40)
Adjusted Funds From Operations (AFFO)	$0.33	$0.24	$0.96	$0.67
Year-to-date 2011 financial results include a deduction of $0.15 per share related to debt prepayment penalties and write-off of deferred loan costs incurred in connection with a refinancing and securitization transaction during second quarter 2011. Excluding these charges, comparable year-to-date Pro forma FFO and AFFO per share were $1.22 and $0.82, respectively.
Pro forma FFO - Pro forma FFO increased 12% when compared to third quarter 2011 as a result of: improved property operating results; additional income generated by investments in partnership tenders and mergers; and lower preferred stock dividends due to $600.9 million of redemptions during 2012. These positive results were somewhat offset by lower interest income and lower income from discontinued operations. Pro forma FFO was within Aimco's guidance range of $0.43 to $0.47 per share.
Adjusted Funds from Operations - AFFO increased 38% when compared to third quarter 2011. Capital Replacements continue to decline year-over-year in line with the reduced number of apartment units as Aimco's portfolio is concentrated in fewer properties with higher margins, generating AFFO growth at a faster rate than Pro forma FFO growth.

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Property Operations
Aimco's property operations consist primarily of Conventional real estate operations, which relate to Aimco's diversified portfolio of market-rate apartment communities. Aimco also operates a portfolio of Affordable Properties, which consists of properties with rents that are generally paid, in whole or in part, by a government agency. Over the next four to five years, Aimco expects to dispose of these Affordable Properties and reinvest capital in its Conventional portfolio.
Third Quarter Total Same Store NOI Up 6.9%, Up 6.4% Year-to-Date

		THIRD QUARTER			YEAR-TO-DATE
		Year-over-Year			Year-over-Year
	% NOI	Revenue	Expenses	NOI	Revenue	Expenses	NOI
Conventional Same Store	82%	4.9%	0.5%	7.4%	4.5%	0.8%	6.7%
Affordable Same Store	12%	4.4%	6.2%	3.4%	4.0%	3.5%	4.4%
Total Same Store	94%	4.8%	1.3%	6.9%	4.5%	1.2%	6.4%
Conventional Same Store Results

	THIRD QUARTER					YEAR-TO-DATE
	Year-over-Year			Sequential		Year-over-Year
	2012	2011	Variance	2nd Qtr	Variance	2012	2011	Variance
Average Rent Per Unit	$1,184	$1,134	4.4%	$1,167	1.5%	$1,168	$1,119	4.4%
Other Income Per Unit	128	118	8.5%	121	5.8%	121	111	9.0%
Average Revenue Per Unit	$1,312	$1,252	4.8%	$1,288	1.9%	$1,289	$1,230	4.8%
Average Daily Occupancy	95.3%	95.2%	0.1%	95.5%	-0.2%	95.6%	95.8%	-0.2%

$ in Millions
Revenue	$190.9	$182.1	4.9%	$187.8	1.7%	$564.7	$540.2	4.5%
Expenses	68.1	67.8	0.5%	66.3	2.8%	200.3	198.7	0.8%
NOI	$122.8	$114.3	7.4%	$121.5	1.0%	$364.4	$341.5	6.7%

Rental Rates

2012	1st Qtr	2nd Qtr	Jul	Aug	Sept	3rd Qtr	Year-to-Date
Renewal rent increases	5.1%	5.7%	6.3%	6.4%	5.6%	6.0%	5.6%
New lease rent increases	2.0%	4.3%	4.5%	4.3%	2.6%	3.8%	3.7%
Weighted average rent increases	3.4%	5.0%	5.3%	5.3%	4.1%	4.8%	4.6%

Affordable Same Store Results - For third quarter 2012, average daily occupancy for the Affordable portfolio was 98.9%, an increase of 1.2% from third quarter 2011, while average revenue per unit increased 3.2% from $960 to $991 per unit.

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Portfolio Management
Aimco's portfolio strategy seeks predictable rent growth from a portfolio of A, B and C-quality conventional properties, averaging B/B+ in quality, and diversified among the largest coastal and job growth markets in the U.S., as measured by total apartment value.
Aimco measures Conventional Property asset quality based on rents compared to local market average rents as reported by REIS, a third-party provider of commercial real estate performance information and analysis. Aimco defines asset quality as follows: A-quality assets are those with rents greater than 125% of local market average; B-quality assets are those with rents 90% to 125% of local market average; and C-quality assets are those with rents less than 90% of local market average. For second quarter 2012, the most recent period for which REIS information is available, Aimco's Conventional Property rents averaged 101% of local market average rents, unchanged from first quarter 2011.

Aimco's target markets are primarily coastal markets, and also include several Sun Belt cities and Chicago, Illinois. In executing its portfolio strategy, Aimco expects to sell each year the lowest-rated 5% to 10% of its portfolio and to invest the proceeds from such sales in redevelopment and acquisition of higher-quality properties. Through this disciplined approach to capital recycling, from 2006 through 2011, Aimco increased its year-end conventional portfolio average revenue per unit at a compound annual growth rate of 5.5%. Approximately one-quarter of the revenue growth is attributable to market rent growth, notwithstanding two consecutive years of market rent declines, with the balance representing the impact of portfolio improvements through dispositions, redevelopment and acquisitions. Aimco expects to sell down its Affordable portfolio over the next four-to-five years.
Conventional Property Revenue per Unit Up 8.0% to $1,332
Third quarter 2012 Conventional portfolio average revenue per unit was $1,332, an 8.0% increase compared to third quarter 2011, as a result of year-over-year revenue growth of 4.9% and the sale of Conventional Properties during 2011 and 2012 with average revenues per unit substantially lower than those of the retained portfolio.
Dispositions - In third quarter 2012, Aimco sold eight Conventional Properties and 14 Affordable Properties with 2,349 and 1,562 units, respectively, for $235.4 million in gross proceeds. Average revenue per unit for the Conventional Properties sold during the quarter was $795, compared to the retained portfolio average of $1,332 per unit. Aimco's share of net sales proceeds after distributions to limited partners, repayment of existing property debt and transaction costs was $62.3 million.
Acquisitions - During the third quarter, Aimco acquired for $19.7 million a property located in Downtown San Diego, adjacent to the Gaslamp District. The acquisition was funded in part by the assumption of $9.7 million of non-recourse property debt, and in part by the tax-free exchange of proceeds from the sale of lower-rated properties. The acquired property consists of 84 apartment homes and approximately 8,000 square feet of commercial space. The property's average residential revenue per unit is $1,880, and its average rents are approximately 15% greater than the local market average. Aimco intends to add value to the acquisition through property upgrades and operational improvements.
Redevelopment
During the third quarter, Aimco began the redevelopment of The Preserve at Marin located in Corte Madera, California. The Preserve at Marin has unobstructed views of San Francisco Bay and Mount Tamalpais, and direct access to nearby nature preserves. Aimco acquired this vacant 126-unit property in August 2011, and, including its purchase price, expects to invest a total of $85 million in the property. First occupancy is anticipated in the second quarter 2013 and current market rents for comparable product are estimated to average $3,880 per unit.
Also during the third quarter, Aimco continued the redevelopment of its Elm Creek property in Chicago, where 28 new townhomes are being constructed on a vacant land parcel contiguous to the property. During the

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quarter, Aimco also completed construction of an exclusive roof-top patio and lounge area and amenity upgrades at its Palazzo at Park La Brea property, located in West Los Angeles. Redevelopment of the property's four penthouse model units was substantially complete at quarter-end. Also during third quarter, Aimco began a multi-phase capital project at its 2900 on First property in Seattle. The initial phase of this project consists of Capital Replacement and Capital Improvement investments, with redevelopment beginning in 2013.
As Aimco previously announced, Aimco started in the fourth quarter the redevelopment of its Lincoln Place property in Venice, California. An earlier phase began last year with the redevelopment of four buildings with 65 apartment homes. Work was completed earlier this year and 50 of the apartment homes have been re-leased to returning residents. Over the next two years, Aimco will redevelop another 41 buildings including 631 now-vacant apartment homes, together with common areas and landscaping. Aimco will also construct on now-vacant land 13 new buildings with 99 apartment homes, a 5,000 square foot leasing center and a 6,100 square foot fitness center and pool area.
The Lincoln Place redevelopment is being funded by a $190.7 million FHA-insured loan that closed in October. The loan bears interest at 2.73% and is interest-only until 2014, when it converts to a 40-year fully amortizing loan that is freely pre-payable after 10 years. At closing, Aimco prepaid a $63 million loan secured by the property that required interest at 7.5% and that was due in fourth quarter 2013. Additionally, because of its historic significance, the property has been approved for historic tax credits, which Aimco intends to sell, expecting to raise $16 million.
During fourth quarter 2012, Aimco expects to begin multi-phase capital projects at Park Towne Place and The Sterling, both located in Center-City Philadelphia. Similar to the 2900 on First project, the initial phases of the Philadelphia projects will consist of Capital Replacement and Capital Improvement investments, with redevelopment beginning in 2013.
During 2012, Aimco expects to invest $100 million in redevelopment at ten properties. At the end of the third quarter, construction was underway at nine of these properties, including the three properties undergoing multi-phase capital projects. Over the next few years, Aimco expects to invest approximately $400 million in redevelopment of these ten properties and generate on average initial cash returns before projected market rent growth greater than 7% and Free Cash Flow Internal Rates of Return in excess of 10%.
Balance Sheet and Liquidity
Components of Aimco Leverage

	AS OF SEPTEMBER 30, 2012
$ in Millions	Amount	% of Total	Weighted Avg Maturity (Yrs)	Weighted Avg Rate
Aimco's share of long-term, non-recourse property debt	$4,567.0	96%	7.7	5.49%
Outstanding borrowings on revolving line of credit	66.2	1%	4.2	4.48%
Preferred securities	148.1	3%	Perpetual	6.27%
Total leverage	$4,781.3	100%	n/a	5.50%

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Leverage Ratios
Aimco's leverage targets are: Debt and Preferred Equity to EBITDA of less than 7.0x; and EBITDA Coverage of Interest and Preferred Dividends of greater than 2.5x. Aimco also focuses on Debt to EBITDA and EBITDA Coverage of Interest ratios. See the Glossary for definitions of these metrics.

	Trailing- Twelve- Month		Annualized 3rd Qtr		Expected Annualized 4th Qtr 2012
	2012	2011	2012	2011
Debt to EBITDA	7.9x	8.3x	7.7x	8.2x	7.5x
Debt and Preferred Equity to EBITDA	8.1x	9.7x	8.0x	9.6x	7.7x
EBITDA Coverage of Interest	2.3x	2.1x	2.3x	2.2x	2.5x
EBITDA Coverage of Interest and Preferred Dividends	2.2x	1.7x	2.2x	1.8x	2.3x
EBITDA Coverage of Interest and Preferred Dividends ratios are provided on a pro forma basis to exclude dividends on preferred stock redeemed during 2012.
Future leverage reduction is expected from earnings growth generated by the current portfolio and by regularly scheduled property debt amortization funded from retained earnings.
Liquidity
Aimco's recourse debt at September 30, 2012, was limited to its revolving credit facility, which Aimco uses for working capital purposes and to secure letters of credit. At the end of third quarter, Aimco had outstanding borrowings on its revolving credit facility of $66.2 million and available capacity was $406.8 million, net of $27.0 million of letters of credit backed by the facility. Also at the end of the quarter, Aimco had on hand $102.5 million of cash.
Equity Activity
Common Stock Offerings - Pursuant to an option granted to underwriters of a $240.7 million equity offering completed in June, Aimco sold in July 1,350,000 shares of Common Stock for net proceeds of $36.1 million, or $26.74 per share.
Preferred Stock Redemption - Also during third quarter, using primarily the proceeds from the June and July equity offerings, Aimco redeemed for $300.0 million all of the outstanding shares of its Class U Cumulative Preferred Stock. In connection with the redemption, Aimco recognized redemption related charges of $12.1 million, consisting of previously deferred issuance costs and discounts.
Dividend - As announced on October 30, 2012, Aimco's Board of Directors declared a quarterly cash dividend of $0.20 per share of Class A Common Stock for the quarter ended September 30, 2012. The third quarter 2012 dividend is payable on November 30, 2012, to stockholders of record on November 16, 2012.

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2012 Outlook

	FOURTH QUARTER	CURRENT FULL YEAR	PREVIOUS FULL YEAR

Net income (loss) per share	-$0.04 to $0.02	$0.06 to $0.12	-$0.29 to -$0.22
Pro forma FFO per share	$0.47 to $0.53	$1.79 to $1.85	$1.78 to $1.86
AFFO per share		$1.31 to $1.37	$1.30 to $1.38

Conventional Same Store Operating Measures
NOI change compared to third quarter 2012	3.0% to 4.0%
NOI change compared to same period 2011	5.0% to 6.0%	6.50%	6.0% to 7.0%
Revenue change compared to 2011		4.60%	4.75% to 5.25%
Expense change compared to 2011		1.25%	2.0% to 2.5%
Average daily occupancy		95.6%	95.5% to 96.0%
Affordable Same Store NOI change compared to 2011		4.00%	2.5% to 3.5%
Total Same Store NOI change compared to 2011		6.00%	5.5% to 6.5%

Change in Guidance for Conventional Same Store NOI Growth Compared to 2011

	REVENUE	EXPENSE	NOI

Current full year	4.60%	1.25%	6.50%
Previous full year at the midpoint	5.00%	2.25%	6.50%
Change	(0.40)%	(1.00)%	0.00%

Change due to utilities experience	(0.20)%	(0.80)%	0.17%
Change due to 30 bps decrease in second half average daily occupancy	(0.20)%	n/a	(0.30)%
Other	n/a	(0.20)%	0.13%
Total change	(0.40)%	(1.00)%	0.00%
Aimco currently expects full year 2012 Conventional Same Store revenue to increase 4.6% when compared to 2011, which is 0.4% lower than the midpoint projected by Aimco in second quarter 2012. This decrease is the result of: a decrease in previously projected tenant utility reimbursements, which are accounted for in other rental income; and a decrease in expected second half average daily occupancy. Lower projected utility reimbursements are more than offset by expected utility expense savings, generating a positive impact to NOI of 0.17% compared to Aimco's prior forecast.

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2012 Outlook (continued)

$ in Millions	CURRENT FULL YEAR	PREVIOUS FULL YEAR

Asset Management and Tax Credit Activities
Recurring Revenues	$32	$30
Recurring Expenses	$8	$5
Non-Recurring Revenues	$9	$6
Non-Recurring Expenses, including pursuit costs of $1.5	$3	$4

Offsite Costs
Property Management Expenses	$35	$35
General and Administrative Expenses	$48	$47

Capital Expenditures
Conventional Redevelopment	$100	$125 - $150
Property Upgrades	$55	$30 - $40

Transaction Activities (Aimco Share)
Acquisitions (100% Aimco Share)	$130	$130
Real Estate Value of Partnership Tenders and Mergers	$143	$160
Dispositions, before transaction expenses and repayment of property debt	$600 - $700	$600 - $700

Earnings Conference Call

Friday, November 2, 2012 at 1:00 p.m. EDT	Replay available until 9:00 a.m. EDT on November 19, 2012
Domestic Dial-In Number: 1-866-843-0890	Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-9250	International Dial-In Number: 1-412-317-0088
Passcode: 7511607	Passcode: 10018923
Live webcast and replay: http://www.aimco.com/investors/events-presentations/webcasts
Supplemental Information
The full text of this Earnings Release and the Supplemental Information referenced in this release are available on Aimco's website http://www.aimco.com/investors/financial-reports/quarterly-earning-reports.
Glossary & Reconciliations of Non-GAAP Financial and Operating Measures
Financial and operating measures found in this Earnings Release and the Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. These measures are defined in the glossary in the Supplemental Information and, where appropriate, reconciled to the most comparable GAAP measures.

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Forward-looking Statements
This Earnings Release and Supplemental Information contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of: fourth quarter and full year 2012 results; redevelopment project investments, timelines and stabilized rents; and annualized fourth quarter 2012 leverage ratios. These forward-looking statements are based on management's judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to: Aimco's ability to maintain current or meet projected occupancy, rental rates and property operating results; the effect of acquisitions, dispositions and redevelopments; and our ability to comply with debt covenants, including financial coverage ratios. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions, dispositions and redevelopments; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco's financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco's Annual Report on Form 10-K for the year ended December 31, 2011, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.
About Aimco
Aimco is a real estate investment trust that is focused on the ownership and management of quality apartment communities located in the largest markets in the United States. Aimco is one of the country's largest owners and operators of apartments, with 319 communities in 29 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV, and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.

Contact
Elizabeth Coalson, Vice President Investor Relations
Investor Relations 303-691-4350, investor@aimco.com

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Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
REVENUES:
Rental and other property revenues	$256,752	$242,574	$760,155	$725,090
Asset management and tax credit revenues	10,696	11,885	27,681	28,772
Total revenues	267,448	254,459	787,836	753,862
OPERATING EXPENSES:
Property operating expenses	106,462	106,458	309,515	316,943
Investment management expenses	2,817	2,311	9,445	7,397
Depreciation and amortization	87,444	87,687	264,978	259,069
Provision for real estate impairment losses	2,453	—	10,801	—
General and administrative expenses	12,311	12,741	37,491	36,370
Other expense, net	5,230	3,838	11,514	12,328
Total operating expenses	216,717	213,035	643,744	632,107
Operating income	50,731	41,424	144,092	121,755
Interest income, net	2,079	3,372	7,088	7,295
Interest expense	(64,585)	(68,068)	(193,370)	(228,251)
Equity in income (losses) of unconsolidated real estate partnerships	206	(4,987)	(2,800)	(8,432)
Gain on dispositions of interests in unconsolidated real estate and other, net	16,024	3,095	20,635	5,115
Income (loss) before income taxes and discontinued operations	4,455	(25,164)	(24,355)	(102,518)
Income tax benefit	114	893	586	4,913
Income (loss) from continuing operations	4,569	(24,271)	(23,769)	(97,605)
Income from discontinued operations, net	48,766	28,928	121,882	48,014
Net income (loss)	53,335	4,657	98,113	(49,591)
Noncontrolling interests:
Net (income) loss attributable to noncontrolling interests in consolidated real estate partnerships	(11,334)	(5,464)	(28,764)	4,612
Net income attributable to preferred noncontrolling interests in Aimco Operating Partnership	(1,609)	(1,670)	(4,890)	(5,012)
Net (income) loss attributable to common noncontrolling interests in Aimco Operating Partnership	(1,611)	1,035	(929)	5,838
Total noncontrolling interests	(14,554)	(6,099)	(34,583)	5,438
Net income (loss) attributable to Aimco	38,781	(1,442)	63,530	(44,153)
Net income attributable to Aimco preferred stockholders	(14,515)	(13,301)	(49,136)	(35,429)
Net income attributable to participating securities	(103)	(58)	(317)	(169)
Net income (loss) attributable to Aimco common stockholders	$24,163	$(14,801)	$14,077	$(79,751)
Weighted average common shares outstanding - basic and diluted	144,959	120,339	130,960	118,939
Earnings (loss) per common share - basic and diluted:
Loss from continuing operations attributable to Aimco common stockholders	$(0.07)	$(0.26)	$(0.60)	$(0.91)
Income from discontinued operations attributable to Aimco common stockholders	0.24	0.14	0.71	0.24
Net income (loss) attributable to Aimco common stockholders	$0.17	$(0.12)	$0.11	$(0.67)

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Consolidated Statements of Operations (continued)
Income from Discontinued Operations
Income from discontinued operations consists of the following (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Rental and other property revenues	$7,297	$30,365	$37,244	$104,551
Property operating expenses	(5,020)	(17,279)	(16,970)	(54,643)
Depreciation and amortization	(2,549)	(10,565)	(15,013)	(36,365)
Provision for real estate impairment losses	(2,453)	(5,671)	(8,837)	(11,979)
Operating (loss) income	(2,725)	(3,150)	(3,576)	1,564
Interest income	55	180	185	1,019
Interest expense	(1,872)	(5,946)	(6,605)	(20,171)
Loss before gain on dispositions of real estate and income taxes	(4,542)	(8,916)	(9,996)	(17,588)
Gain on dispositions of real estate	55,721	37,467	139,925	64,901
Income tax (expense) benefit	(2,413)	377	(8,047)	701
Income from discontinued operations, net	$48,766	$28,928	$121,882	$48,014
Income from discontinued operations attributable to:
Noncontrolling interests in consolidated real estate partnerships	$(11,683)	$(11,838)	$(22,902)	$(16,924)
Noncontrolling interests in Aimco Operating Partnership	(2,141)	(1,127)	(6,012)	(2,063)
Total noncontrolling interests	(13,824)	(12,965)	(28,914)	(18,987)
Income from discontinued operations attributable to Aimco	$34,942	$15,963	$92,968	$29,027

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Consolidated Balance Sheets
(in thousands) (unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Buildings and improvements	$6,593,894	$6,372,683
Land	2,006,360	1,968,433
Total real estate	8,600,254	8,341,116
Accumulated depreciation	(2,849,046)	(2,633,242)
Net real estate	5,751,208	5,707,874
Cash and cash equivalents	102,515	91,066
Restricted cash	158,649	184,626
Accounts receivable, net	36,540	41,796
Notes receivable, net	103,288	111,205
Investment in unconsolidated real estate partnerships	38,249	47,790
Other assets	328,464	339,403
Assets held for sale	46,475	348,102
Total assets	$6,565,388	$6,871,862
LIABILITIES AND EQUITY
Non-recourse property debt	$4,871,981	$4,870,426
Revolving credit facility borrowings	66,200	—
Total indebtedness	4,938,181	4,870,426
Accounts payable	28,488	32,607
Accrued liabilities and other	235,881	283,247
Deferred income	133,054	139,606
Liabilities related to assets held for sale	46,729	317,918
Total liabilities	5,382,333	5,643,804
Preferred noncontrolling interests in Aimco Operating Partnership	80,077	83,384
Equity:
Perpetual Preferred Stock	68,114	657,114
Class A Common Stock	1,456	1,209
Additional paid-in capital	3,714,674	3,098,333
Accumulated other comprehensive loss	(6,397)	(6,860)
Distributions in excess of earnings	(2,902,175)	(2,841,467)
Total Aimco equity	875,672	908,329
Noncontrolling interests in consolidated real estate partnerships	264,286	270,666
Common noncontrolling interests in Aimco Operating Partnership	(36,980)	(34,321)
Total equity	1,102,978	1,144,674
Total liabilities and equity	$6,565,388	$6,871,862

11

Supplemental Schedule 1(a)

Funds From Operations								(Page 1 of 2)
Three Months Ended September 30, 2012 Compared to Three Months Ended September 30, 2011
(in thousands, except per share data) (unaudited)
	Three Months Ended September 30, 2012				Three Months Ended September 30, 2011
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$199,868	$—	$(8,861)	$191,007	$191,082	$—	$(13,663)	$177,419
Affordable Same Store	34,036	175	(5,940)	28,271	32,574	161	(5,672)	27,063
Total Same Store	233,904	175	(14,801)	219,278	223,656	161	(19,335)	204,482
Other Conventional	17,598	1,260	—	18,858	14,052	1,739	—	15,791
Other Affordable	5,122	5,234	(8,462)	1,894	4,673	12,382	(14,114)	2,941
Property management revenues, primarily from affiliates	128	(112)	978	994	193	(176)	1,361	1,378
Total rental and other property revenues	256,752	6,557	(22,285)	241,024	242,574	14,106	(32,088)	224,592

Property operating expenses
Conventional Same Store	71,219	—	(3,220)	67,999	70,776	—	(5,155)	65,621
Affordable Same Store	13,542	86	(2,521)	11,107	12,856	107	(2,546)	10,417
Total Same Store	84,761	86	(5,741)	79,106	83,632	107	(7,701)	76,038
Other Conventional	8,770	639	(2)	9,407	6,828	867	—	7,695
Other Affordable	2,818	3,219	(5,106)	931	2,426	7,031	(7,902)	1,555
Casualties	1,975	3	17	1,995	2,848	—	(471)	2,377
Property management expenses	8,138	—	—	8,138	10,724	—	—	10,724
Total property operating expenses	106,462	3,947	(10,832)	99,577	106,458	8,005	(16,074)	98,389
Net real estate operations	150,290	2,610	(11,453)	141,447	136,116	6,101	(16,014)	126,203

Amortization of deferred tax credit income	7,207	—	—	7,207	7,038	—	—	7,038
Asset management revenues	100	—	2,291	2,391	(19)	—	1,363	1,344
Non-recurring revenues	3,389	—	—	3,389	4,866	—	489	5,355
Total asset management and tax credit revenues	10,696	—	2,291	12,987	11,885	—	1,852	13,737

Investment management expenses	(2,817)	—	—	(2,817)	(2,311)	—	—	(2,311)
Depreciation and amortization related to non-real estate assets	(3,259)	(1)	20	(3,240)	(3,306)	(1)	30	(3,277)
General and administrative expenses	(12,311)	(2)	98	(12,215)	(12,741)	(6)	229	(12,518)
Other expense, net	(5,230)	26	667	(4,537)	(3,838)	(253)	509	(3,582)
Interest income	2,079	4	(302)	1,781	3,372	10	272	3,654
Interest expense	(64,585)	(1,420)	3,529	(62,476)	(68,068)	(2,942)	8,968	(62,042)
Income tax benefit	684	—	—	684	898	—	—	898
Discontinued operations, net of non-FFO items	402	—	2,235	2,637	7,603	—	(641)	6,962
Preferred dividends and distributions	(4,071)	—	—	(4,071)	(14,183)	—	—	(14,183)
Preferred redemption related amounts	(12,053)	—	—	(12,053)	(788)	—	—	(788)
Common noncontrolling interests in Aimco Operating Partnership	(3,174)	—	—	(3,174)	(3,557)	—	—	(3,557)
Amounts allocated to participating securities	(196)	—	—	(196)	(196)	—	—	(196)
Funds From Operations	$56,455	$1,217	$(2,915)	$54,757	$50,886	$2,909	$(4,795)	$49,000
Preferred stock redemption related amounts	12,053	—	—	12,053	788	—	—	788
Common noncontrolling interests in Aimco Operating Partnership	(698)	—	—	(698)	(54)	—	—	(54)
Amounts allocated to participating securities	(41)	—	—	(41)	(3)	—	—	(3)
Pro forma Funds From Operations	$67,769	$1,217	$(2,915)	$66,071	$51,617	$2,909	$(4,795)	$49,731

	Weighted average shares - diluted FFO			145,119	Weighted average shares - diluted FFO			120,670
	Per Share:				Per Share:
	Funds From Operations			$0.38	Funds From Operations			$0.41
	Pro forma Funds From Operations			$0.46	Pro forma Funds From Operations			$0.41

12

Supplemental Schedule 1(a) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP								(Page 2 of 2)
Three Months Ended September 30, 2012 Compared to Three Months Ended September 30, 2011
(in thousands) (unaudited)
	Three Months Ended September 30, 2012				Three Months Ended September 30, 2011
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Pro forma Funds From Operations	$67,769	$1,217	$(2,915)	$66,071	$51,617	$2,909	$(4,795)	$49,731
Adjustments related to continuing operations:
Depreciation and amortization	(87,444)	(1,795)	6,612	(82,627)	(87,687)	(3,725)	9,401	(82,011)
Depreciation and amortization related to non-real estate assets	3,259	1	(20)	3,240	3,306	1	(30)	3,277
Provision for impairment losses on depreciable assets	(2,453)	(388)	449	(2,392)	(50)	(4,523)	4,475	(98)
Gain on dispositions of and impairments related to unconsolidated entities and other, net of tax	15,456	1,171	(1,703)	14,924	3,127	351	(3,233)	245
Adjustments related to discontinued operations:
Depreciation and amortization related to real estate	(2,534)	—	(1,332)	(3,866)	(10,495)	—	1,985	(8,510)
Provision for operating real estate impairment losses, net of tax	(2,453)	—	—	(2,453)	(5,671)	—	—	(5,671)
Gain on dispositions of real estate, net of tax	53,349	—	(12,425)	40,924	37,504	—	(13,267)	24,237
Total adjustments	$(22,820)	$(1,011)	$(8,419)	$(32,250)	$(59,966)	$(7,896)	$(669)	$(68,531)
Common noncontrolling interests in Aimco Operating Partnership’s share of adjustments	2,261	—	—	2,261	4,646	—	—	4,646
Amounts allocable to participating securities	134	—	—	134	141	—	—	141
Preferred stock redemption related amounts	(12,053)	—	—	(12,053)	(788)	—	—	(788)
Equity in income (losses) of unconsolidated real estate partnerships	206	(206)	—	—	(4,987)	4,987	—	—
Net income attributable to noncontrolling interests in consolidated real estate partnerships	(11,334)	—	11,334	—	(5,464)	—	5,464	—
Net loss attributable to Aimco common stockholders	$24,163	$—	$—	$24,163	$(14,801)	$—	$—	$(14,801)

13

Supplemental Schedule 1(b)

Funds From Operations								(Page 1 of 2)
Nine Months Ended September 30, 2012 Compared to Nine Months Ended September 30, 2011
(in thousands, except per share data) (unaudited)
	Nine Months Ended September 30, 2012				Nine Months Ended September 30, 2011
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$591,117	$—	$(28,858)	$562,259	$567,243	$—	$(41,934)	$525,309
Affordable Same Store	101,530	537	(17,725)	84,342	97,499	493	(16,928)	81,064
Total Same Store	692,647	537	(46,583)	646,601	664,742	493	(58,862)	606,373
Other Conventional	47,867	4,954	—	52,821	43,953	4,126	(136)	47,943
Other Affordable	19,260	17,061	(30,373)	5,948	15,346	31,186	(38,119)	8,413
Property management revenues, primarily from affiliates	381	(404)	2,803	2,780	1,049	(491)	3,464	4,022
Total rental and other property revenues	760,155	22,148	(74,153)	708,150	725,090	35,314	(93,653)	666,751

Property operating expenses
Conventional Same Store	209,279	—	(10,543)	198,736	207,941	—	(16,029)	191,912
Affordable Same Store	39,979	328	(7,433)	32,874	38,705	378	(7,394)	31,689
Total Same Store	249,258	328	(17,976)	231,610	246,646	378	(23,423)	223,601
Other Conventional	23,433	2,689	(3)	26,119	20,923	2,413	(76)	23,260
Other Affordable	8,896	11,131	(16,909)	3,118	8,190	19,419	(22,763)	4,846
Casualties	2,099	4	26	2,129	9,401	(11)	(220)	9,170
Property management expenses	25,829	—	—	25,829	31,783	—	—	31,783
Total property operating expenses	309,515	14,152	(34,862)	288,805	316,943	22,199	(46,482)	292,660
Net real estate operations	450,640	7,996	(39,291)	419,345	408,147	13,115	(47,171)	374,091

Amortization of deferred tax credit income	21,892	—	—	21,892	21,204	—	—	21,204
Asset management revenues	100	—	4,206	4,306	1,504	—	2,561	4,065
Non-recurring revenues	5,689	—	2	5,691	6,064	—	491	6,555
Total asset management and tax credit revenues	27,681	—	4,208	31,889	28,772	—	3,052	31,824

Investment management expenses	(9,445)	—	—	(9,445)	(7,397)	—	—	(7,397)
Depreciation and amortization related to non-real estate assets	(9,845)	—	67	(9,778)	(9,645)	(3)	85	(9,563)
General and administrative expenses	(37,491)	(6)	378	(37,119)	(36,370)	(8)	830	(35,548)
Other expense, net	(11,514)	10	2,385	(9,119)	(12,328)	(116)	5,169	(7,275)
Interest income	7,088	17	(307)	6,798	7,295	(105)	(302)	6,888
Interest expense	(193,370)	(4,649)	9,414	(188,605)	(228,251)	(7,476)	29,845	(205,882)
Gain (loss) on disposition of non-depreciable assets and other	2	—	—	2	(69)	—	—	(69)
Income tax benefit	1,194	—	—	1,194	4,958	—	—	4,958
Discontinued operations, net of non-FFO items	14,114	—	(3,183)	10,931	31,454	—	(3,322)	28,132
Preferred dividends and distributions	(31,443)	—	—	(31,443)	(42,402)	—	—	(42,402)
Preferred redemption related amounts	(22,583)	—	—	(22,583)	1,961	—	—	1,961
Common noncontrolling interests in Aimco Operating Partnership	(9,878)	—	—	(9,878)	(9,586)	—	—	(9,586)
Amounts allocated to participating securities	(645)	—	—	(645)	(569)	—	—	(569)
Funds From Operations	$174,505	$3,368	$(26,329)	$151,544	$135,970	$5,407	$(11,814)	$129,563
Preferred stock redemption related amounts	22,583	—	—	22,583	(1,961)	—	—	(1,961)
Common noncontrolling interests in Aimco Operating Partnership	(1,377)	—	—	(1,377)	134	—	—	134
Amounts allocated to participating securities	(90)	—	—	(90)	8	—	—	8
Pro forma Funds From Operations	$195,621	$3,368	$(26,329)	$172,660	$134,151	$5,407	$(11,814)	$127,744

	Weighted average shares - diluted FFO			131,265	Weighted average shares - diluted FFO			119,269
	Per Share:				Per Share:
	Funds From Operations			$1.15	Funds From Operations			$1.09
	Pro forma Funds From Operations			$1.32	Pro forma Funds From Operations			$1.07

14

Supplemental Schedule 1(b) (continued)

Pro Forma Funds From Operations Reconciliation to GAAP								(Page 2 of 2)
Nine Months Ended September 30, 2012 Compared to Nine Months Ended September 30, 2011
(in thousands) (unaudited)
	Nine Months Ended September 30, 2012				Nine Months Ended September 30, 2011
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount
Pro forma Funds From Operations	$195,621	$3,368	$(26,329)	$172,660	$134,151	$5,407	$(11,814)	$127,744
Adjustments related to continuing operations:
Depreciation and amortization	(264,978)	(6,128)	21,517	(249,589)	(259,069)	(9,782)	29,135	(239,716)
Depreciation and amortization related to non-real estate assets	9,845	—	(67)	9,778	9,645	3	(85)	9,563
Provision for impairment losses on depreciable assets	(10,977)	(2,911)	3,417	(10,471)	(33)	(5,536)	5,492	(77)
Gain on dispositions of and impairments related to unconsolidated entities and other, net of tax	20,202	2,871	(7,830)	15,243	5,175	1,476	(5,614)	1,037
Adjustments related to discontinued operations:
Depreciation and amortization related to real estate	(14,900)	—	706	(14,194)	(36,142)	—	6,693	(29,449)
Provision for operating real estate impairment losses, net of tax	(8,837)	—	1,701	(7,136)	(11,979)	—	2,569	(9,410)
Gain on dispositions of real estate, net of tax	131,504	—	(21,879)	109,625	64,678	—	(21,764)	42,914
Total adjustments	$(138,141)	$(6,168)	$(2,435)	$(146,744)	$(227,725)	$(13,839)	$16,426	$(225,138)
Common noncontrolling interests in Aimco Operating Partnership’s share of adjustments	10,326	—	—	10,326	15,290	—	—	15,290
Amounts allocable to participating securities	418	—	—	418	392	—	—	392
Preferred stock redemption related amounts	(22,583)	—	—	(22,583)	1,961	—	—	1,961
Equity in losses of unconsolidated real estate partnerships	(2,800)	2,800	—	—	(8,432)	8,432	—	—
Net (income) loss attributable to noncontrolling interests in consolidated real estate partnerships	(28,764)	—	28,764	—	4,612	—	(4,612)	—
Net loss attributable to Aimco common stockholders	$14,077	$—	$—	$14,077	$(79,751)	$—	$—	$(79,751)

15

Supplemental Schedule 2

Portfolio Summary
As of September 30, 2012
(unaudited)
	Number of Properties	Number of Units	Effective Units	Average Ownership
Real Estate Portfolio:
Conventional Same Store	145	52,691	50,914	97%
Affordable Same Store	84	11,946	9,620	81%
Total Same Store	229	64,637	60,534	94%
Conventional Redevelopment	4	1,502	1,502	100%
Conventional Acquisition	7	756	686	91%
Other Conventional	26	2,398	2,398	100%
Other Affordable	48	4,923	733	15%
Conventional Held for Sale	1	397	397	100%
Affordable Held for Sale	4	228	22	10%
Total real estate portfolio	319	74,841	66,272	89%

Total Conventional portfolio	183	57,744	55,897	97%
Total Affordable portfolio	136	17,097	10,375	61%

* At December 31, 2011, Aimco asset-managed for a fee 147 properties with 10,184 units. In February 2012, Aimco entered into an agreement to transfer asset management of this portfolio and to sell its interests in these assets to the new asset manager upon satisfaction of certain conditions and regulatory approvals. Under the agreement, Aimco is paying the new manager a fee comparable to its historical cost to manage these properties until such time as sale of the portfolio is completed.

16

Supplemental Schedule 3

Net Asset Value Supplemental Information			(Page 1 of 2)
(in thousands) (unaudited)
One measure of stockholder value is Net Asset Value (NAV), which is assets, net of debt and preferred equity, at their estimated fair values. The information provided below is intended to assist users of Aimco’s financial information in making their own estimates of Aimco’s NAV. See the following page for notes to the Supplemental Information provided below.

Trailing Twelve Month Net Operating Income Data

	Proportionate Property Net Operating Income
	Conventional Same Store and Other	Affordable	Total
Rental and other property revenues [1]	$810,198	$120,245	$930,443
Property operating expenses [1]	(292,984)	(47,938)	(340,922)
Property NOI [1]	517,214	72,307	589,521

Assumed property management fee (3.0% of revenues)	(24,306)	(3,607)	(27,913)
Property NOI net of assumed property management fee	$492,908	$68,700	$561,608

Proportionate Balance Sheet Data
As of September 30, 2012
	Consolidated GAAP Balance Sheet	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Balance Sheet
Assets
Real estate	$8,600,254	$61,015	$(551,709)	$8,109,560
Accumulated depreciation	(2,849,046)	(8,924)	102,308	(2,755,662)
Net real estate [2]	5,751,208	52,091	(449,401)	5,353,898

Cash and cash equivalents	102,515	683	(40,763)	62,435
Restricted cash	158,649	2,145	(17,741)	143,053
Accounts receivable, net	36,540	93	(3,510)	33,123
Notes receivable, net	103,288	—	(1,133)	102,155
Investment in unconsolidated real estate partnerships	38,249	(13,753)	(23,172)	1,324
Deferred financing costs, net	40,883	243	(3,864)	37,262
Goodwill	56,955	—	—	56,955
Investment in management contracts	457	—	—	457
Other assets	230,169	245	7,636	238,050
Assets held for sale	46,475	—	(3,200)	43,275
Total assets	$6,565,388	$41,747	$(535,148)	$6,071,987

Liabilities and Equity
Non-recourse property debt	$4,871,981	$32,149	$(337,125)	$4,567,005
Revolving credit facility borrowings	66,200	—	—	66,200
Deferred income [3]	133,054	32	—	133,086
Other liabilities	264,369	9,566	(43,978)	229,957
Liabilities related to assets held for sale	46,729	—	(5,778)	40,951
Total liabilities	5,382,333	41,747	(386,881)	5,037,199

Preferred noncontrolling interests in Aimco Operating Partnership	80,077	—	—	80,077
Perpetual preferred stock	68,114	—	—	68,114
Other Aimco equity	807,558	—	116,019	923,577
Noncontrolling interests in consolidated real estate partnerships	264,286	—	(264,286)	—
Common noncontrolling interests in Aimco Operating Partnership	(36,980)	—	—	(36,980)
Total liabilities and equity	$6,565,388	$41,747	$(535,148)	$6,071,987

17

Supplemental Schedule 3 (continued)

Net Asset Value Supplemental Information	(Page 2 of 2)
(in thousands) (unaudited)

[1]
Refer to the Glossary for the definition of Proportionate Property Net Operating Income, as well as a reconciliation of the trailing twelve month amounts of Rental and other property revenues, Property operating expenses and Proportionate Property Net Operating Income to the corresponding amounts computed in accordance with GAAP.

[2]
Net real estate includes three vacant redevelopment properties, Lincoln Place, Pacific Bay Vistas and The Preserve at Marin, that have September 30, 2012 net book values of $307 million in total. These properties are included in Aimco’s redevelopment pipeline.

[3]
Deferred income includes $85.2 million of unamortized cash contributions received by Aimco in exchange for the sale of tax credit and related tax benefits. These cash contributions are deferred upon receipt and amortized into earnings in future periods as Aimco delivers the tax credits and related benefits to the investors.

Deferred income and the future earnings associated with the deferred income are excluded from Aimco’s internal estimates of NAV. However, amortization of deferred tax credit income is included in net income and, as such, FFO. Projected amortization of deferred tax credit contributions received and to be received, as well as the estimated income taxes thereon, are presented below.

		September 30, 2012
Deferred tax credit income balance		$85,231
Cash contributions to be received in the future		45,708
Total to be amortized		$130,939

	Amortization of Deferred Income	Estimated Income Taxes	Projected Income, net of tax
2012 Q4	$6,993	$(2,727)	$4,266
2013	27,403	(10,687)	16,716
2014	26,431	(10,308)	16,123
2015	22,498	(8,774)	13,724
2016	17,266	(6,734)	10,532
Thereafter	30,348	(11,836)	18,512
Total	$130,939	$(51,066)	$79,873

18

Supplemental Schedule 4

Non-Recourse Property Debt Information					(Page 1 of 2)
As of September 30, 2012
(dollars in thousands) (unaudited)

Non-Recourse Property Debt Balances and Characteristics
Debt	Consolidated	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Total Aimco Share	Weighted Average Maturity (years)	Weighted Average Rate
Conventional Portfolio:
Fixed rate loans payable [1]	$4,194,398	$8,722	$(186,935)	$4,016,185	7.0	5.75%

Fixed rate tax-exempt bonds	16,580	—	(3,338)	13,242	1.8	6.32%
Floating rate tax-exempt bonds	59,205	—	(45)	59,160	7.1	0.19%
Total property tax-exempt bond financing	75,785	—	(3,383)	72,402	5.9	1.53%
Total Conventional portfolio	4,270,183	8,722	(190,318)	4,088,587	7.0	5.67%

Affordable Portfolio:
Fixed rate loans payable	373,275	23,427	(109,960)	286,742	10.8	4.49%
Floating rate loans payable	28,336	—	(12,088)	16,248	6.6	2.83%
Total property loans payable	401,611	23,427	(122,048)	302,990	10.5	4.38%

Fixed rate tax-exempt bonds	102,152	—	(24,759)	77,393	26.2	4.98%
Floating rate tax-exempt bonds	98,035	—	—	98,035	5.3	2.81%
Total property tax-exempt bond financing	200,187	—	(24,759)	175,428	16.0	3.92%
Total Affordable portfolio	601,798	23,427	(146,807)	478,418	12.3	4.22%
Total non-recourse property debt	$4,871,981	$32,149	$(337,125)	$4,567,005	7.7	5.49%

Aimco Share Non-Recourse Property Debt

	Amount	% of Total
Fixed rate property debt	$4,393,562	96.2%
Floating rate tax-exempt bonds	157,195	3.4%
Floating rate loans payable	16,248	0.4%
Total	$4,567,005

	Amortization	Maturities	Total	Maturities as a Percent of Total Debt	Average Rate on Maturing Debt
2012 Q4	$20,569	$31	$20,600	0.00%	5.50%

2013 Q1	20,602	77,256	97,858	1.69%	5.10%
2013 Q2	20,605	23,487	44,092	0.51%	5.36%
2013 Q3	20,817	65,816	86,633	1.44%	5.67%
2013 Q4	21,025	68,706	89,731	1.50%	6.89%
Total 2013	83,049	235,265	318,314	5.15%	5.81%

2014	84,753	272,995	357,748	5.98%	4.70%
2015	84,754	156,482	241,236	3.43%	4.71%
2016	83,058	365,202	448,260	8.00%	5.66%
2017	78,027	446,367	524,394	9.77%	5.95%
2018	72,443	201,123	273,566	4.40%	4.62%
2019	66,347	524,371	590,718	11.48%	5.78%
2020	59,045	391,482	450,527	8.57%	6.53%
2021 [2]	37,913	725,990	763,903	15.90%	5.71%
2022	25,833	175,556	201,389	3.84%	5.16%
Thereafter	245,921	130,429	376,350	2.86%	3.23%
Total	$941,712	$3,625,293	$4,567,005

[1]
In 2011, $673.8 million of fixed rate loans payable were securitized and Aimco purchased for $51.5 million the first loss and two mezzanine positions in the trust that holds these loans. The investments, which have a face value of $100.9 million, are presented in other assets on Aimco’s consolidated balance sheet.

[2]
2021 maturities include property loans that will repay Aimco’s first loss and mezzanine positions in the securitization. After consideration of the repayment of these investments, the net effective maturities exposure for 2021 is $625.1 million, or 14.0% of maturities as a percentage of total debt.

19

Supplemental Schedule 4 (continued)

					(page 2 of 2)
Year-to-Date Property Loan Closings (Aimco Share)

Original Loan Maturity Year	Loan Amount Refinanced	New Loan Amount	Net Proceeds [1]	Prior Rate	New Rate
2012	$55.0	$72.0	$16.9	6.85%	4.54%
2016	0.9	6.1	5.3	4.75%	4.72%
2028	14.3	14.5	0.2	1.50%	4.16%
New loans	—	2.6	2.6	—	4.72%
Acquisition [2]	—	58.8	—	—	5.00%
Totals	$70.2	$154.0	$25.0	5.74%	4.69%

Debt Ratios

		Trailing Twelve Months	Annualized Third Quarter

Debt to EBITDA		7.9x	7.7x

Debt and Preferred Equity to EBITDA		8.1x	8.0x

EBITDA Coverage of Interest		2.3x	2.3x

EBITDA Coverage of Interest and Preferred Dividends [3]		2.2x	2.2x

Revolving Line of Credit Debt Coverage Covenants

		Amount	Covenant

Debt Service Coverage Ratio		1.63x	1.50x

Fixed Charge Coverage Ratio		1.44x	1.30x

Credit Ratings

Moody’s Investor Service	Corporate Family Rating		Ba1 (stable outlook)
Standard and Poor’s	Corporate Credit Rating		BB+ (stable)

Notes

[1] Net Proceeds is after transaction costs, prepayment penalties and payment of distributions to noncontrolling limited partners.
[2] Includes a new non-recourse property loan for $20.0 million and $38.8 million of non-recourse property debt obligations assumed in connection with property acquisitions (see Supplemental Schedule 8 for further details). At the date of acquisition, the assumed loans had a fair value of $44.0 million, and a weighted average effective interest rate of 3.35%.

[3] EBITDA Coverage of Interest and Preferred Dividends ratios are provided on a pro forma basis to exclude dividends on preferred stock redeemed during 2012.

20

Supplemental Schedule 5

Share Data
(in thousands) (unaudited)

Preferred Securities

	Shares/Units Outstanding as of September 30, 2012	Date First Available for Redemption by Aimco	Coupon	Amount
Perpetual Preferred Stock:
Class Z	1,274	7/29/2016	7.000%	$31,856
Series A Community Reinvestment Act	—	6/30/2011	1.710%	37,000
Total perpetual preferred stock				68,856

Preferred Partnership Units	2,931		8.111%	79,261
Total preferred securities				$148,117

Common Stock, Partnership Units and Equivalents

		Three Months Ended		Nine Months Ended
	As of	September 30, 2012		September 30, 2012
	September 30, 2012	EPS	FFO	EPS	FFO
Class A Common Stock outstanding	145,029	144,959	144,959	130,960	130,960
Dilutive securities:
Options and restricted stock	285	—	160	—	305
Total shares and dilutive share equivalents	145,314	144,959	145,119	130,960	131,265
Common Partnership Units and equivalents	8,013
Total shares, units and dilutive share equivalents	153,327

21

Supplemental Schedule 6(a)

Conventional Same Store Operating Results
Third Quarter 2012 Compared to Third Quarter 2011
(in thousands, except site, unit and per unit data) (unaudited)

				Revenue			Expenses			Net Operating Income			Operating Margin	Average Daily Occupancy During Period		Average Revenue per Unit
	Properties	Units	Effective Units	3Q 2012	3Q 2011	Growth	3Q 2012	3Q 2011	Growth	3Q 2012	3Q 2011	Growth	3Q 2012	3Q 2012	3Q 2011	3Q 2012	3Q 2011
Target Markets
Los Angeles	12	3,552	2,901	$18,478	$17,903	3.2%	$5,495	$5,063	8.5%	$12,983	$12,840	1.1%	70.3%	95.1%	96.5%	$2,232	$2,133
Orange County	4	1,213	1,213	6,148	5,859	4.9%	1,892	1,867	1.3%	4,256	3,992	6.6%	69.2%	97.2%	97.0%	1,739	1,660
San Diego	6	2,144	2,144	8,803	8,519	3.3%	2,639	2,589	1.9%	6,164	5,930	3.9%	70.0%	95.3%	95.6%	1,436	1,386
Southern CA Total	22	6,909	6,257	33,429	32,281	3.6%	10,026	9,519	5.3%	23,403	22,762	2.8%	70.0%	95.6%	96.3%	1,864	1,786
East Bay	2	413	413	1,818	1,656	9.8%	689	576	19.6%	1,129	1,080	4.5%	62.1%	97.1%	97.3%	1,512	1,373
San Jose	1	224	224	1,162	1,078	7.8%	396	249	59.0%	766	829	(7.6)%	65.9%	96.1%	95.5%	1,799	1,679
San Francisco	5	774	774	4,355	3,964	9.9%	1,434	1,314	9.1%	2,921	2,650	10.2%	67.1%	96.7%	96.5%	1,939	1,769
Northern CA Total	8	1,411	1,411	7,335	6,698	9.5%	2,519	2,139	17.8%	4,816	4,559	5.6%	65.7%	96.7%	96.6%	1,792	1,638

Seattle	1	104	104	441	416	6.0%	187	193	(3.1)%	254	223	13.9%	57.6%	96.9%	96.4%	1,461	1,383
Pacific Total	31	8,424	7,772	41,205	39,395	4.6%	12,732	11,851	7.4%	28,473	27,544	3.4%	69.1%	95.8%	96.3%	1,845	1,754

Suburban New York - New Jersey	2	1,162	1,162	4,751	4,346	9.3%	2,064	1,688	22.3%	2,687	2,658	1.1%	56.6%	95.5%	95.7%	1,427	1,303
Washington - NoVa - MD	14	6,547	6,462	27,306	26,129	4.5%	8,611	9,035	(4.7)%	18,695	17,094	9.4%	68.5%	95.7%	96.2%	1,472	1,401
Boston	9	3,068	3,068	11,616	11,081	4.8%	4,321	4,228	2.2%	7,295	6,853	6.4%	62.8%	95.8%	96.8%	1,318	1,243
Philadelphia	7	3,888	3,809	16,202	15,711	3.1%	6,646	6,689	(0.6)%	9,556	9,022	5.9%	59.0%	93.9%	94.5%	1,509	1,455
Northeast Total	32	14,665	14,501	59,875	57,267	4.6%	21,642	21,640	0.0%	38,233	35,627	7.3%	63.9%	95.2%	95.8%	1,445	1,373

Miami	5	2,471	2,460	13,554	12,595	7.6%	4,496	4,920	(8.6)%	9,058	7,675	18.0%	66.8%	96.5%	96.1%	1,903	1,776
Palm Beach - Fort Lauderdale	2	704	704	1,929	1,820	6.0%	902	854	5.6%	1,027	966	6.3%	53.2%	95.2%	94.9%	960	908
Orlando	5	1,481	1,481	3,587	3,531	1.6%	1,600	1,605	(0.3)%	1,987	1,926	3.2%	55.4%	94.6%	95.7%	853	831
Jacksonville	4	1,643	1,643	4,396	4,207	4.5%	1,915	2,033	(5.8)%	2,481	2,174	14.1%	56.4%	95.6%	95.0%	933	898
Florida Total	16	6,299	6,288	23,466	22,153	5.9%	8,913	9,412	(5.3)%	14,553	12,741	14.2%	62.0%	95.7%	95.6%	1,300	1,229

Houston	5	2,237	2,168	5,096	4,819	5.7%	2,447	2,187	11.9%	2,649	2,632	0.6%	52.0%	95.1%	92.0%	824	806
Denver	8	2,177	2,104	6,819	6,487	5.1%	2,137	2,113	1.1%	4,682	4,374	7.0%	68.7%	96.2%	97.1%	1,123	1,058
Phoenix	6	1,446	1,146	2,797	2,703	3.5%	1,063	1,085	(2.0)%	1,734	1,618	7.2%	62.0%	94.7%	95.5%	858	823
Atlanta	5	1,295	1,125	3,514	3,227	8.9%	1,322	899	47.1%	2,192	2,328	(5.8)%	62.4%	96.4%	96.0%	1,081	996
Sunbelt Total	40	13,454	12,831	41,692	39,389	5.8%	15,882	15,696	1.2%	25,810	23,693	8.9%	61.9%	95.6%	95.3%	1,133	1,074

Chicago	13	3,993	3,929	15,163	14,513	4.5%	5,579	5,505	1.3%	9,584	9,008	6.4%	63.2%	94.9%	93.8%	1,355	1,313

Total Target Markets	116	40,536	39,033	157,935	150,564	4.9%	55,835	54,692	2.1%	102,100	95,872	6.5%	64.6%	95.4%	95.5%	1,413	1,346

Other
Baltimore	5	1,180	1,066	3,827	3,600	6.3%	1,567	1,495	4.8%	2,260	2,105	7.4%	59.1%	93.5%	92.4%	1,281	1,218
Nashville	4	1,114	1,114	3,340	3,134	6.6%	1,263	1,301	(2.9)%	2,077	1,833	13.3%	62.2%	95.7%	95.8%	1,044	979
Norfolk - Richmond	6	1,643	1,564	4,922	4,821	2.1%	1,648	1,586	3.9%	3,274	3,235	1.2%	66.5%	94.6%	96.5%	1,108	1,064
Other Markets	14	8,218	8,137	20,917	19,960	4.8%	7,834	8,703	(10.0)%	13,083	11,257	16.2%	62.5%	94.7%	93.4%	904	875

Total Other	29	12,155	11,881	33,006	31,515	4.7%	12,312	13,085	(5.9)%	20,694	18,430	12.3%	62.7%	94.7%	94.0%	978	941

Grand Total	145	52,691	50,914	$190,941	$182,079	4.9%	$68,147	$67,777	0.5%	$122,794	$114,302	7.4%	64.3%	95.3%	95.2%	$1,312	$1,252

22

Supplemental Schedule 6(b)

Conventional Same Store Operating Results
Third Quarter 2012 Compared to Second Quarter 2012
(in thousands, except site, unit and per unit data) (unaudited)

				Revenue			Expenses			Net Operating Income			Operating Margin	Average Daily Occupancy During Period		Average Revenue per Unit
	Properties	Units	Effective Units	3Q 2012	2Q 2012	Growth	3Q 2012	2Q 2012	Growth	3Q 2012	2Q 2012	Growth	3Q 2012	3Q 2012	2Q 2012	3Q 2012	2Q 2012
Target Markets
Los Angeles	12	3,552	2,901	$18,478	$18,299	1.0%	$5,495	$5,260	4.5%	$12,983	$13,039	(0.4)%	70.3%	95.1%	95.6%	$2,232	$2,201
Orange County	4	1,213	1,213	6,148	5,989	2.7%	1,892	1,830	3.4%	4,256	4,159	2.3%	69.2%	97.2%	95.8%	1,739	1,719
San Diego	6	2,144	2,144	8,803	8,617	2.2%	2,639	2,560	3.1%	6,164	6,057	1.8%	70.0%	95.3%	96.1%	1,436	1,394
Southern CA Total	22	6,909	6,257	33,429	32,905	1.6%	10,026	9,650	3.9%	23,403	23,255	0.6%	70.0%	95.6%	95.8%	1,864	1,830
East Bay	2	413	413	1,818	1,758	3.4%	689	622	10.8%	1,129	1,136	(0.6)%	62.1%	97.1%	95.6%	1,512	1,485
San Jose	1	224	224	1,162	1,165	(0.3)%	396	395	0.3%	766	770	(0.5)%	65.9%	96.1%	97.2%	1,799	1,784
San Francisco	5	774	774	4,355	4,200	3.7%	1,434	1,412	1.6%	2,921	2,788	4.8%	67.1%	96.7%	96.1%	1,939	1,882
Northern CA Total	8	1,411	1,411	7,335	7,123	3.0%	2,519	2,429	3.7%	4,816	4,694	2.6%	65.7%	96.7%	96.1%	1,792	1,751

Seattle	1	104	104	441	444	(0.7)%	187	171	9.4%	254	273	(7.0)%	57.6%	96.9%	97.9%	1,461	1,452
Pacific Total	31	8,424	7,772	41,205	40,472	1.8%	12,732	12,250	3.9%	28,473	28,222	0.9%	69.1%	95.8%	95.9%	1,845	1,811

Suburban New York - New Jersey	2	1,162	1,162	4,751	4,691	1.3%	2,064	1,555	32.7%	2,687	3,136	(14.3)%	56.6%	95.5%	97.1%	1,427	1,387
Washington - NoVa - MD	14	6,547	6,462	27,306	26,918	1.4%	8,611	8,259	4.3%	18,695	18,659	0.2%	68.5%	95.7%	96.4%	1,472	1,441
Boston	9	3,068	3,068	11,616	11,540	0.7%	4,321	4,300	0.5%	7,295	7,240	0.8%	62.8%	95.8%	96.1%	1,318	1,305
Philadelphia	7	3,888	3,809	16,202	15,926	1.7%	6,646	6,290	5.7%	9,556	9,636	(0.8)%	59.0%	93.9%	94.7%	1,509	1,472
Northeast Total	32	14,665	14,501	59,875	59,075	1.4%	21,642	20,404	6.1%	38,233	38,671	(1.1)%	63.9%	95.2%	95.9%	1,445	1,416

Miami	5	2,471	2,460	13,554	13,157	3.0%	4,496	4,344	3.5%	9,058	8,813	2.8%	66.8%	96.5%	96.3%	1,903	1,851
Palm Beach - Fort Lauderdale	2	704	704	1,929	1,910	1.0%	902	868	3.9%	1,027	1,042	(1.4)%	53.2%	95.2%	96.2%	960	939
Orlando	5	1,481	1,481	3,587	3,601	(0.4)%	1,600	1,504	6.4%	1,987	2,097	(5.2)%	55.4%	94.6%	94.6%	853	857
Jacksonville	4	1,643	1,643	4,396	4,307	2.1%	1,915	1,868	2.5%	2,481	2,439	1.7%	56.4%	95.6%	95.0%	933	919
Florida Total	16	6,299	6,288	23,466	22,975	2.1%	8,913	8,584	3.8%	14,553	14,391	1.1%	62.0%	95.7%	95.6%	1,300	1,275

Houston	5	2,237	2,168	5,096	4,944	3.1%	2,447	2,241	9.2%	2,649	2,703	(2.0)%	52.0%	95.1%	93.3%	824	815
Denver	8	2,177	2,104	6,819	6,501	4.9%	2,137	2,053	4.1%	4,682	4,448	5.3%	68.7%	96.2%	95.6%	1,123	1,077
Phoenix	6	1,446	1,146	2,797	2,705	3.4%	1,063	1,007	5.6%	1,734	1,698	2.1%	62.0%	94.7%	95.3%	858	825
Atlanta	5	1,295	1,125	3,514	3,425	2.6%	1,322	1,217	8.6%	2,192	2,208	(0.7)%	62.4%	96.4%	95.5%	1,081	1,062
Sunbelt Total	40	13,454	12,831	41,692	40,550	2.8%	15,882	15,102	5.2%	25,810	25,448	1.4%	61.9%	95.6%	95.2%	1,133	1,107

Chicago	13	3,993	3,929	15,163	15,315	(1.0)%	5,579	5,647	(1.2)%	9,584	9,668	(0.9)%	63.2%	94.9%	95.7%	1,355	1,358

Total Target Markets	116	40,536	39,033	157,935	155,412	1.6%	55,835	53,403	4.6%	102,100	102,009	0.1%	64.6%	95.4%	95.6%	1,413	1,388

Other
Baltimore	5	1,180	1,066	3,827	3,706	3.3%	1,567	1,368	14.5%	2,260	2,338	(3.3)%	59.1%	93.5%	93.1%	1,281	1,245
Nashville	4	1,114	1,114	3,340	3,284	1.7%	1,263	1,193	5.9%	2,077	2,091	(0.7)%	62.2%	95.7%	96.6%	1,044	1,017
Norfolk - Richmond	6	1,643	1,564	4,922	4,849	1.5%	1,648	1,571	4.9%	3,274	3,278	(0.1)%	66.5%	94.6%	94.3%	1,108	1,095
Other Markets	14	8,218	8,137	20,917	20,590	1.6%	7,834	8,730	(10.3)%	13,083	11,860	10.3%	62.5%	94.7%	95.1%	904	887

Total Other	29	12,155	11,881	33,006	32,429	1.8%	12,312	12,862	(4.3)%	20,694	19,567	5.8%	62.7%	94.7%	94.9%	978	958

Grand Total	145	52,691	50,914	$190,941	$187,841	1.7%	$68,147	$66,265	2.8%	$122,794	$121,576	1.0%	64.3%	95.3%	95.5%	$1,312	$1,288

23

Supplemental Schedule 6(c)

Conventional Same Store Operating Results
Nine Months Ended September 30, 2012 Compared to Nine Months Ended September 30, 2011
(in thousands, except site, unit and per unit data) (unaudited)

				Revenue			Expenses			Net Operating Income			Operating Margin	Average Daily Occupancy During Period		Average Revenue per Unit
	Properties	Units	Effective Units	YTD 3Q 2012	YTD 3Q 2011	Growth	YTD 3Q 2012	YTD 3Q 2011	Growth	YTD 3Q 2012	YTD 3Q 2011	Growth	YTD 3Q 2012	YTD 3Q 2012	YTD 3Q 2011	YTD 3Q 2012	YTD 3Q 2011
Target Markets
Los Angeles	12	3,552	2,901	$54,797	$52,920	3.5%	$15,826	$15,621	1.3%	$38,971	$37,299	4.5%	71.1%	95.6%	96.6%	$2,197	$2,098
Orange County	4	1,213	1,213	18,089	17,285	4.7%	5,416	5,316	1.9%	12,673	11,969	5.9%	70.1%	96.5%	97.2%	1,717	1,629
San Diego	6	2,144	2,144	25,837	25,042	3.2%	7,608	7,213	5.5%	18,229	17,829	2.2%	70.6%	95.4%	95.7%	1,404	1,357
Southern CA Total	22	6,909	6,257	98,723	95,247	3.6%	28,850	28,150	2.5%	69,873	67,097	4.1%	70.8%	95.7%	96.4%	1,832	1,754
East Bay	2	413	413	5,328	4,890	9.0%	1,960	1,809	8.3%	3,368	3,081	9.3%	63.2%	96.8%	97.7%	1,481	1,346
San Jose	1	224	224	3,461	3,213	7.7%	1,220	1,064	14.7%	2,241	2,149	4.3%	64.8%	96.8%	97.0%	1,773	1,642
San Francisco	5	774	774	12,711	11,494	10.6%	4,222	3,830	10.2%	8,489	7,664	10.8%	66.8%	96.6%	97.0%	1,890	1,702
Northern CA Total	8	1,411	1,411	21,500	19,597	9.7%	7,402	6,703	10.4%	14,098	12,894	9.3%	65.6%	96.7%	97.2%	1,751	1,588

Seattle	1	104	104	1,318	1,235	6.7%	531	519	2.3%	787	716	9.9%	59.7%	97.5%	96.2%	1,445	1,372
Pacific Total	31	8,424	7,772	121,541	116,079	6.7%	36,783	35,372	4.0%	84,758	80,707	5.0%	69.7%	95.9%	96.6%	1,812	1,719

Suburban New York - New Jersey	2	1,162	1,162	14,128	12,947	9.1%	5,131	4,810	6.7%	8,997	8,137	10.6%	63.7%	96.6%	95.1%	1,399	1,302
Washington - NoVa - MD	14	6,547	6,462	81,001	77,419	4.6%	24,888	24,284	2.5%	56,113	53,135	5.6%	69.3%	96.2%	96.5%	1,447	1,379
Boston	9	3,068	3,068	34,344	32,653	5.2%	12,912	13,003	(0.7)%	21,432	19,650	9.1%	62.4%	95.9%	96.4%	1,297	1,227
Philadelphia	7	3,888	3,809	48,270	46,564	3.7%	19,595	20,050	(2.3)%	28,675	26,514	8.2%	59.4%	94.8%	95.3%	1,485	1,425
Northeast Total	32	14,665	14,501	177,743	169,583	4.8%	62,526	62,147	0.6%	115,217	107,436	7.2%	64.8%	95.8%	96.1%	1,422	1,353

Miami	5	2,471	2,460	39,699	37,292	6.5%	13,078	14,157	(7.6)%	26,621	23,135	15.1%	67.1%	96.8%	96.9%	1,853	1,739
Palm Beach - Fort Lauderdale	2	704	704	5,668	5,455	3.9%	2,642	2,527	4.6%	3,026	2,928	3.3%	53.4%	95.5%	95.9%	936	898
Orlando	5	1,481	1,481	10,784	10,420	3.5%	4,580	4,567	0.3%	6,204	5,853	6.0%	57.5%	94.9%	95.0%	852	823
Jacksonville	4	1,643	1,643	12,979	12,308	5.5%	5,643	5,883	(4.1)%	7,336	6,425	14.2%	56.5%	95.4%	94.8%	920	878
Florida Total	16	6,299	6,288	69,130	65,475	5.6%	25,943	27,134	(4.4)%	43,187	38,341	12.6%	62.5%	95.9%	95.8%	1,274	1,208

Houston	5	2,237	2,168	14,947	14,536	2.8%	6,873	6,519	5.4%	8,074	8,017	0.7%	54.0%	94.1%	93.2%	815	799
Denver	8	2,177	2,104	19,857	18,718	6.1%	6,213	6,153	1.0%	13,644	12,565	8.6%	68.7%	96.3%	97.5%	1,089	1,014
Phoenix	6	1,446	1,146	8,192	7,837	4.5%	3,011	3,023	(0.4)%	5,181	4,814	7.6%	63.2%	95.5%	96.5%	832	787
Atlanta	5	1,295	1,125	10,329	9,593	7.7%	3,848	3,503	9.8%	6,481	6,090	6.4%	62.7%	96.5%	96.8%	1,058	979
Sunbelt Total	40	13,454	12,831	122,455	116,159	5.4%	45,888	46,332	(1.0)%	76,567	69,827	9.7%	62.5%	95.7%	95.8%	1,109	1,050

Chicago	13	3,993	3,929	45,306	43,727	3.6%	16,884	15,815	6.8%	28,422	27,912	1.8%	62.7%	95.4%	95.9%	1,343	1,289

Total Target Markets	116	40,536	39,033	467,045	445,548	4.8%	162,081	159,666	1.5%	304,964	285,882	6.7%	65.3%	95.7%	96.1%	1,389	1,320

Other
Baltimore	5	1,180	1,066	11,308	11,003	2.8%	4,336	4,242	2.2%	6,972	6,761	3.1%	61.7%	94.1%	94.9%	1,253	1,208
Nashville	4	1,114	1,114	9,911	9,268	6.9%	3,639	3,603	1.0%	6,272	5,665	10.7%	63.3%	96.3%	95.1%	1,026	972
Norfolk - Richmond	6	1,643	1,564	14,620	14,515	0.7%	4,645	4,496	3.3%	9,975	10,019	(0.4)%	68.2%	94.6%	95.8%	1,097	1,076
Other Markets	14	8,218	8,137	61,845	59,861	3.3%	25,600	26,674	(4.0)%	36,245	33,187	9.2%	58.6%	95.2%	95.0%	887	861

Total Other	29	12,155	11,881	97,684	94,647	3.2%	38,220	39,015	(2.0)%	59,464	55,632	6.9%	60.9%	95.1%	95.1%	960	931

Grand Total	145	52,691	50,914	$564,729	$540,195	4.5%	$200,301	$198,681	0.8%	$364,428	$341,514	6.7%	64.5%	95.6%	95.8%	$1,289	$1,230

24

Supplemental Schedule 6(d)

Conventional Same Store Operating Expense Detail
Third Quarter and Year-to-Date Third Quarter 2012
(in thousands) (unaudited)

Third Quarter 2012 Compared to Third Quarter 2011

	3Q 2012	% of Total	3Q 2011	$ Change	% Change
Real estate taxes	$16,984	24.9%	$15,803	$1,181	7.5%
Onsite payroll	13,340	19.6%	15,934	(2,594)	(16.3)%
Utilities	11,400	16.7%	11,935	(535)	(4.5)%
Repairs and maintenance	10,951	16.1%	10,981	(30)	(0.3)%
Software, technology and other	5,007	7.3%	4,766	241	5.1%
Insurance	4,176	6.1%	2,495	1,681	67.4%
Marketing	2,342	3.4%	1,989	353	17.7%
Expensed turnover costs	3,947	5.9%	3,874	73	1.9%
Total	$68,147	100.0%	$67,777	$370	0.5%

Third Quarter 2012 Compared to Second Quarter 2012

	3Q 2012	% of Total	2Q 2012	$ Change	% Change
Real estate taxes	$16,984	24.9%	$17,777	$(793)	(4.5)%
Onsite payroll	13,340	19.6%	13,124	216	1.6%
Utilities	11,400	16.7%	11,002	398	3.6%
Repairs and maintenance	10,951	16.1%	10,652	299	2.8%
Software, technology and other	5,007	7.3%	4,572	435	9.5%
Insurance	4,176	6.1%	3,964	212	5.3%
Marketing	2,342	3.4%	2,071	271	13.1%
Expensed turnover costs	3,947	5.9%	3,103	844	27.2%
Total	$68,147	100.0%	$66,265	$1,882	2.8%

Nine Months Ended September 30, 2012 Compared to Nine Months Ended September 30, 2011

	YTD 3Q 2012	% of Total	YTD 3Q 2011	$ Change	% Change
Real estate taxes	$51,712	25.8%	$49,522	$2,190	4.4%
Onsite payroll	40,524	20.2%	45,590	(5,066)	(11.1)%
Utilities	35,470	17.7%	36,286	(816)	(2.2)%
Repairs and maintenance	31,661	15.8%	31,253	408	1.3%
Software, technology and other	13,873	6.9%	12,579	1,294	10.3%
Insurance	11,037	5.5%	8,341	2,696	32.3%
Marketing	6,710	3.3%	6,179	531	8.6%
Expensed turnover costs	9,314	4.8%	8,931	383	4.3%
Total	$200,301	100.0%	$198,681	$1,620	0.8%

25

Supplemental Schedule 7(a)

Total Conventional Portfolio Data by Market
Third Quarter 2012 Compared to Third Quarter 2011
(unaudited)

	Quarter Ended September 30, 2012					Quarter Ended September 30, 2011
	Properties	Units	Effective Units	% Aimco NOI	Average Revenue per Effective Unit	Properties	Units	Effective Units	% Aimco NOI	Average Revenue per Effective Unit
Target Markets
Los Angeles	14	4,645	3,993	10.6%	$2,119	14	4,645	3,993	10.9%	$2,027
Orange County	4	1,213	1,213	3.2%	1,739	4	1,213	1,143	3.0%	1,695
San Diego	11	2,370	2,300	5.0%	1,436	10	2,286	2,145	4.8%	1,404
Southern CA Total	29	8,228	7,506	18.8%	1,825	28	8,144	7,281	18.7%	1,771

East Bay	2	413	413	0.8%	1,512	2	413	353	0.8%	1,426
San Jose	1	224	224	0.6%	1,799	1	224	224	0.7%	1,679
San Francisco	7	1,208	1,208	2.1%	1,939	7	1,208	1,208	2.1%	1,769
Northern CA Total	10	1,845	1,845	3.5%	1,792	10	1,845	1,785	3.6%	1,663

Seattle	2	239	239	0.2%	1,378	2	239	200	0.5%	1,683

Pacific Total	41	10,312	9,590	22.5%	1,807	40	10,228	9,266	22.8%	1,751

Manhattan	23	999	999	3.2%	2,664	22	957	957	2.6%	2,285
Suburban New York - New Jersey	2	1,162	1,162	2.0%	1,427	2	1,162	944	1.8%	1,360
New York Total	25	2,161	2,161	5.2%	1,984	24	2,119	1,901	4.4%	1,830

Washington - NoVA - MD	14	6,547	6,462	14.1%	1,472	17	8,015	7,048	13.9%	1,390
Boston	11	4,129	4,129	7.5%	1,335	11	4,129	4,129	7.3%	1,258
Philadelphia	7	3,888	3,809	7.2%	1,509	7	3,888	3,664	6.9%	1,469
Northeast Total	57	16,725	16,561	34.0%	1,512	59	18,151	16,742	32.5%	1,426

Miami	5	2,482	2,471	6.7%	1,895	5	2,474	2,362	5.8%	1,792
Palm Beach - Fort Lauderdale	3	1,076	1,076	1.1%	993	4	1,265	1,265	1.3%	942
Orlando	6	1,715	1,715	1.8%	873	8	2,651	2,651	2.4%	840
Jacksonville	4	1,643	1,643	1.9%	933	4	1,643	1,643	1.7%	898
Florida Total	18	6,916	6,905	11.5%	1,280	21	8,033	7,921	11.2%	1,167

Houston	5	2,237	2,168	2.0%	824	6	2,509	2,050	2.0%	802
Denver	8	2,177	2,104	3.5%	1,123	8	2,177	1,731	3.0%	1,070
Phoenix	7	1,934	1,634	1.9%	910	12	3,017	2,605	2.7%	788
Atlanta	5	1,295	1,125	1.7%	1,081	5	1,295	1,125	1.8%	996
Sunbelt Total	43	14,559	13,936	20.6%	1,126	52	17,031	15,432	20.7%	1,028

Chicago	13	3,993	3,929	7.2%	1,355	13	3,993	3,832	6.9%	1,318

Total Target Markets	154	45,589	44,016	84.3%	1,430	164	49,403	45,272	82.9%	1,340

Other
Baltimore	5	1,180	1,066	1.7%	1,281	5	1,180	993	1.5%	1,202
Inland Empire	—	—	—	—	—	2	376	376	0.4%	790
Michigan	3	3,306	3,306	3.8%	754	3	3,306	3,306	3.0%	732
Minneapolis	2	732	651	1.6%	1,859	2	732	651	1.7%	1,779
Nashville	4	1,114	1,114	1.6%	1,044	4	1,114	865	1.2%	999
Non-Target Florida	3	702	702	0.8%	864	5	1,202	1,202	1.2%	799
Norfolk - Richmond	6	1,643	1,564	2.5%	1,108	6	1,643	1,554	2.5%	1,066
Providence RI	2	708	708	1.2%	1,237	2	708	708	1.2%	1,180
Other Markets	4	2,770	2,770	2.5%	780	12	5,117	4,891	4.4%	787

Total Other	29	12,155	11,881	15.7%	978	41	15,378	14,546	17.1%	912

Grand Total	183	57,744	55,897	100.0%	$1,332	205	64,781	59,818	100.0%	$1,233

26

Supplemental Schedule 7(b)

Total Conventional Portfolio Data by Market
Second Quarter 2012 Market Information
(unaudited)

Aimco's portfolio strategy seeks predictable rent growth from a portfolio of A, B and C-quality conventional properties, averaging B/B+ in quality, and diversified among the largest coastal and job growth markets in the U.S. as measured by total apartment value. Aimco measures Conventional Property asset quality based on rents compared to local market average rents as reported by REIS, a third-party provider of commercial real estate performance information and analysis. Aimco defines asset quality as follows: A-quality assets are those with rents greater than 125% of local market average; B-quality assets are those with rents 90% to 125% of local market average; and C-quality assets are those with rents less than 90% of local market average.

The following schedule illustrates Aimco’s Conventional Property portfolio quality and market growth projections based on 2Q 2012 data, the most recent period for which third-party data is available.

	Quarter Ended June 30, 2012
	Properties	Units	Effective Units	% Aimco NOI	Average Rent per Unit [1]	Market Rent [2]	Percentage of Market Rent Average	2012 - 2014 Projected Revenue Growth [3]
Target Markets
Los Angeles	14	4,645	3,993	10.4%	$1,947	$1,396	139.5%	5.2%
Orange County	4	1,213	1,143	3.0%	1,634	1,531	106.7%	5.9%
San Diego	10	2,286	2,146	4.7%	1,271	1,352	94.0%	4.5%
Southern CA Total	28	8,144	7,282	18.1%	1,677	1,406	119.3%	5.2%

East Bay	2	413	353	0.8%	1,393	1,343	103.7%	5.4%
San Jose	1	224	224	0.6%	1,631	1,920	84.9%	6.9%
San Francisco	7	1,208	1,208	2.1%	1,690	1,570	107.6%	6.9%
Northern CA Total	10	1,845	1,785	3.5%	1,603	1,711	93.7%	6.5%

Seattle	2	239	239	0.6%	1,422	1,032	137.8%	5.0%

Pacific Total	40	10,228	9,306	22.2%	1,657	1,446	114.6%	5.4%

Manhattan	23	999	999	2.9%	2,471	2,940	84.0%	4.9%
Suburban New York - New Jersey	2	1,162	1,162	2.3%	1,258	1,511	83.3%	4.8%
New York Total	25	2,161	2,161	5.2%	1,772	2,156	82.2%	4.9%

Washington - NoVA - MD	16	7,851	6,917	14.4%	1,321	1,471	89.8%	4.6%
Boston	11	4,129	4,129	7.3%	1,224	1,717	71.3%	5.5%
Philadelphia	7	3,888	3,809	7.2%	1,301	1,046	124.4%	3.4%

Northeast Total	59	18,029	17,016	34.1%	1,348	1,522	88.6%	4.6%

Miami	5	2,482	2,471	6.6%	1,636	1,063	153.9%	3.9%
Palm Beach - Fort Lauderdale	3	1,076	1,076	1.1%	854	1,084	78.8%	5.2%
Orlando	7	2,315	2,315	2.3%	759	834	91.0%	5.2%
Jacksonville	4	1,643	1,643	1.8%	792	776	102.1%	3.1%
Florida Total	19	7,516	7,505	11.8%	1,080	932	115.9%	4.3%

Houston	5	2,237	2,168	2.0%	712	766	93.0%	4.7%
Denver	8	2,177	2,104	3.3%	933	856	109.0%	5.5%
Phoenix	9	2,286	1,986	2.1%	740	708	104.5%	4.3%
Atlanta	5	1,295	1,125	1.6%	934	782	119.4%	4.6%

Sunbelt Total	46	15,511	14,888	20.8%	948	856	110.7%	4.5%

Chicago	13	3,993	3,929	7.2%	1,193	1,032	115.6%	5.0%

Total Target Markets	158	47,761	45,139	84.3%	1,257	1,235	101.8%	4.8%

Other
Baltimore	5	1,180	1,066	1.7%	1,145	1,019	112.4%	4.6%
Michigan	3	3,306	3,306	2.9%	616	796	77.4%	4.2%
Minneapolis	2	732	651	1.6%	1,587	965	164.5%	5.1%
Nashville	4	1,114	1,114	1.6%	887	740	119.9%	4.8%
Non-Target Florida	4	906	906	1.0%	711	975	72.9%	3.7%
Norfolk - Richmond	6	1,643	1,564	2.4%	967	864	111.9%	3.3%
Providence RI	2	708	708	1.1%	1,102	1,198	92.0%	3.7%
Other Markets	8	3,963	3,897	3.4%	676	736	91.8%	3.7%

Total Other	34	13,552	13,212	15.7%	820	842	97.4%	4.1%

Grand Total	192	61,313	58,351	100.0%	$1,155	$1,144	101.0%	4.7%

[1] Represents rents after concessions and vacancy loss, divided by Effective Units. Does not include other rental income.
[2] 2Q 2012 effective rents per REIS.
[3] Represents the average of annual revenue growth projections published by REIS and AxioMetrics, third-party providers of commercial real estate information and analyses.

27

Supplemental Schedule 8

Property Disposition and Acquisition Activity
(dollars in millions, except average revenue) (unaudited)

Third Quarter 2012 Dispositions

	Number of Properties	Number of Units	Weighted Average Ownership	Gross Proceeds	NOI Cap Rate [1]	Property Debt		Net Sales Proceeds [2]	Aimco Gross Proceeds	Aimco Net Proceeds	Average Revenue per Unit
Conventional	8	2,349	97%	$161.0	5.9%	$112.0		$38.8	$158.8	$38.0	$795
Affordable	14	1,562	60%	74.4	7.0%	39.3		29.9	40.7	24.3	730
Total Dispositions	22	3,911	82%	$235.4	6.2%	$151.3		$68.7	$199.5	$62.3	$775

Year-to-Date 2012 Dispositions

	Number of Properties	Number of Units	Weighted Average Ownership	Gross Proceeds	NOI Cap Rate [1]	Property Debt		Net Sales Proceeds [2]	Aimco Gross Proceeds	Aimco Net Proceeds	Average Revenue per Unit
Conventional [4]	16	4,408	96%	$315.5	6.2%	$182.7		$115.1	$301.4	$112.6	$799
Affordable	31	3,221	55%	132.0	7.8%	78.9		46.8	64.3	33.1	679
Total Dispositions	47	7,629	79%	$447.5	6.5%	$261.6		$161.9	$365.7	$145.7	$762

Year-to-Date 2012 Acquisitions

Limited Partner Transactions
Year-to-date, Aimco has acquired the noncontrolling limited partnership interests in eleven consolidated real estate partnerships that own 17 properties with average monthly revenue per effective unit of $1,010 and in which Aimco affiliates serve as general partner for a total cost of $50.6 million. The gross estimated fair value of the real estate corresponding to the interests Aimco acquired totaled $142.7 million.

Property Transactions
			Non-recourse Property Debt
Location	Units	Purchase Price	Principal	Interest Rate	Weighted Average Term to Maturity			Average Revenue Per Unit (Stabilized)		Percentage of Average Market Rent
Phoenix	488	$68.8	$29.1	5.55%	7.2		[3]	$1,100		147%
Manhattan	42	39.3	20.0	3.95%	9.8			$4,000		138%
San Diego	84	19.7	9.7	5.51%	4.5		[3]	$1,880		115%
Total Acquisitions	614	$127.8	$58.8	5.00%	7.6			$1,405		142%

Notes

[1] NOI Cap Rate is calculated based on Aimco's share of the trailing twelve month NOI prior to sale, less a 3.0% management fee, divided by the gross proceeds, which excludes prepayment penalties associated with the related property debt.

[2] Net Sales Proceeds are after repayment of existing debt, net working capital settlements, payment of transaction costs and debt prepayment penalties.
[3] Non-recourse property debt assumed in connection with acquisition.
[4] Year-to-date, Aimco has disposed of Conventional Properties in the following markets:

Market	Properties	Units
Target:
Tampa	5	1,493
Phoenix	6	1,571
Orlando	1	600
Washington D.C.	1	164
Total Target	13	3,828
Other Markets:
Daytona Beach	1	204
Inland Empire [5]	2	376
Total Other	3	580
Total Sales	16	4,408

[5] Aimco has now exited the Inland Empire.

28

Supplemental Schedule 9

Capital Additions
(in thousands, except per unit data) (unaudited)

Capital additions are classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), Redevelopment or Casualties. Non-Redevelopment and non-Casualty capital additions are apportioned between CR and CI based on the useful life of the capital item under consideration and the period over which Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.

Amounts below represent actual additions related to residential properties that are owned and managed by Aimco at the end of the period. These amounts include consolidated and unconsolidated properties and are not adjusted for Aimco’s ownership interest in such properties. Amounts do not include capital additions related to:
- properties sold during the period or properties held for sale at the end of the period;
- properties that are not multi-family such as commercial operations or fitness facilities at Aimco's multi-family properties; and
- properties that Aimco owns but does not manage.

See the Glossary for a reconciliation of these amounts to GAAP capital additions.

	Three Months Ended September 30, 2012			Nine Months Ended September 30, 2012
	Conventional	Affordable	Total	Conventional	Affordable	Total
Capital Additions
Capital Replacements
Buildings and grounds	$10,131	$1,676	$11,807	$22,856	$4,769	$27,625
Turnover capital additions	5,518	555	6,073	13,739	1,812	15,551
Capitalized site payroll and indirect costs	1,179	93	1,272	3,810	315	4,125
Total Capital Replacements	16,828	2,324	19,152	40,405	6,896	47,301
Capital Improvements	22,438	351	22,789	54,485	1,492	55,977
Redevelopment Additions	30,369	—	30,369	70,599	—	70,599
Casualty	1,109	532	1,641	3,618	2,043	5,661
Total Capital Additions	$70,744	$3,207	$73,951	$169,107	$10,431	$179,538

Total units	57,602	12,871	70,473	57,602	12,871	70,473
Total Capital Replacements per unit	$292	$181	$272	$701	$536	$671

29

Supplemental Schedule 10

Summary of Redevelopment Activity
Nine Months Ended September 30, 2012
(dollars in millions) (unaudited)

				Schedule				Average Rents
	Total Number of Units	Total Project Cost	Inception-to-Date Investment [1]	Construction Start	Initial Occupancy	Construction Complete	Stabilized/ Restabilized Operations	Pre- Redevelopment [2]	Stabilized [3]	Change in Market Rents Since Start [4]	Occupancy [5]
Under Redevelopment
Elm Creek, Elmhurst, IL [6]	28	$9.9	$2.0	2Q 2012	4Q 2012	2Q 2013	3Q 2013	n/a	$2,946	1.8%	n/a
Flamingo South Beach, Miami, FL	1,127	4.1	2.9	3Q 2011	n/a - exterior only	4Q 2012	1Q 2013	$1,770	$1,800	5.2%	95.4%
Lincoln Place, Venice, CA [7]	795	328.0	188.0	Multiple	Multiple	4Q 2014	1Q 2015	n/a	$2,470	n/a	7.9%
Pacific Bay Vistas, San Bruno, CA [8]	308	106.5	69.0	4Q 2011	2Q 2013	3Q 2013	4Q 2013	n/a	$2,200	7.7%	Vacant
The Palazzo at Park La Brea, Los Angeles, CA [9]	521	15.7	4.5	1Q 2012	4Q 2012	3Q 2014	4Q 2014	$2,861	$3,171	4.5%	93.1%
Plantation Gardens, Plantation, FL	372	6.4	5.5	3Q 2011	3Q 2012	4Q 2012	1Q 2013	$892	$977	3.4%	74.4%
The Preserve at Marin, Corte Madera, CA	126	85.0	50.2	4Q 2012	2Q 2013	4Q 2013	1Q 2014	n/a	$3,880	n/a	Vacant
Grand Total	3,277	$555.6	$322.1

	Actual 2012 Investment
	First Quarter 2012	Second Quarter 2012	Third Quarter 2012	Year-to-Date
Under Redevelopment	15.4	23.0	29.1	67.5
Other Redevelopment [10]	0.2	1.6	1.3	3.1
Total	$15.6	$24.6	$30.4	$70.6

[1] Lincoln Place and Pacific Bay Vistas amounts are net of 4Q 2008 impairment losses of $85.4 million and $5.7 million, respectively.
[2] Average rents for the quarter preceding construction start.
[3] Rents based on market rents for comparable product for the quarter preceding redevelopment start. Does not include future market rent growth.
[4] Represents change in submarket rents from the quarter in which construction started to second quarter 2012, based on the average of REIS and AxioMetrics.
[5] Represents average daily occupancy during the quarter except as it relates to vacant or previously vacant properties, in which case quarter-end physical occupancy is reported.
As of September 30, 2012, such vacant or previously vacant properties are: Lincoln Place; Pacific Bay Vistas; and The Preserve at Marin.
[6] Aimco's Elm Creek project involves the construction of 28 townhomes to be built on a now-vacant land parcel contiguous to the Elm Creek community.
[7] An earlier phase of the Lincoln Place redevelopment began in 4Q 2011, and 50 units were re-leased to returning residents in 2Q 2012. Beginning in October 2012 and over the next two years, Aimco will redevelop the remaining buildings, construct 13 new buildings with 99 units, a 5,000 square foot leasing center and a 6,100 square foot fitness center and pool area. Aimco expects initial occupancy of remaining existing units to occur in 2Q 2013, and that the first newly constructed units will begin to be occupied in 1Q 2014.
[8] Since the inception of the Pacific Bay Vistas redevelopment, estimated total project costs have increased approximately $12.4 million. The increase in anticipated costs is due to changes in scope to prevent moisture intrusion. The changes have delayed delivery of the property's residential buildings. The property's leasing center and community center have been completed.
[9] The Palazzo is owned in a joint venture in which Aimco has an approximate 53% interest. Aimco’s share of this $15.7 million investment is $8.3 million.
[10] Amount represents capitalizable costs associated with projects in our redevelopment pipeline that are not listed above.

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GLOSSARY AND RECONCILIATIONS OF NON-GAAP FINANCIAL AND OPERATING MEASURES

This Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. Aimco's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

ACQUISITION PROPERTIES: Properties acquired since January 1, 2011.
ADJUSTED INTEREST EXPENSE: Adjusted Interest Expense represents Aimco's proportionate share of interest expense less (i) prepayment penalties and amortization of deferred financing costs and (ii) the amount of interest income recognized by Aimco related to its investment in the subordinated tranches in a securitization trust holding only Aimco property debt.
AFFORDABLE PROPERTIES: Affordable Properties benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the U.S. Department of Housing and Urban Development (HUD) or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax credit equity, or rental assistance payments to the property owners. Under these programs, rent adjustments are made in accordance with property-specific contracts between Aimco and HUD, with rent increases generally based on an adjustment factor set by HUD annually.
AIMCO OPERATING PARTNERSHIP: AIMCO Properties, L.P., a Delaware limited partnership, is the operating partnership in Aimco's UPREIT structure. Aimco owns approximately 95% of the common partnership units of the Aimco Operating Partnership.
AIMCO PROPORTIONATE FINANCIAL INFORMATION: Non-GAAP measures representing Aimco's share of financial information discussed in this Earnings Release and Supplemental Information. Aimco's proportionate share of financial information includes Aimco's share of unconsolidated real estate partnerships and excludes noncontrolling interests in consolidated real estate partnerships. Proportionate reporting benefits the users of Aimco's financial information by providing the amount of revenues, expenses, assets and liabilities attributable only to Aimco stockholders. Aimco also refers to this measure as “Aimco's Share” of financial information. See Supplemental Schedules 1, 3 and 4 for reconciliation of Aimco's proportionate share of financial results to Aimco's consolidated financial statements.
CAPITAL ADDITIONS DEFINITIONS AND RECONCILIATION
CAPITAL IMPROVEMENTS (CI): CI includes all non-Redevelopment capital additions that are made to enhance the value, profitability or useful life of an asset from its original purchase condition.
CAPITAL REPLACEMENTS (CR): Unlike CI, CR does not increase the useful life of an asset from its original purchase condition. CR represents the portion of capital additions that are deemed to replace the consumed portion of acquired capital assets. CR is deducted in the calculation of AFFO.
CASUALTY CAPITAL ADDITIONS: Casualty capital additions represent capitalized costs incurred in connection with the restoration of an asset after a casualty event such as a hurricane, tornado or flood.

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Supplemental Schedule 9 contains capital additions information related to (1) residential properties that Aimco owns and manages at the end of the period, (2) properties that are consolidated in Aimco's GAAP financial statements, and (3) properties that are accounted for under the equity method of accounting in Aimco's GAAP financial statements. Amounts do not include capital additions related to:
- consolidated properties sold during the period or classified as held for sale at the end of the period;
- consolidated properties that are not multi-family such as commercial properties or fitness facilities; or
- consolidated properties that Aimco owns but does not manage.
Aimco believes the capital addition detail provided in Supplemental Schedule 9 provides an enhanced understanding of capital additions related to our primary business of owning and operating apartment communities. A reconciliation of capital additions presented on Supplemental Schedule 9 to Aimco's consolidated GAAP information is presented below.

(in thousands) (unaudited)	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2012
Capital Additions per Schedule 9	$73,951	$179,538
Capital additions related to:
Unconsolidated real estate partnerships	(181)	(1,525)
Consolidated sold and held for sale properties	408	7,588
Consolidated properties Aimco owns but does not manage	130	176
Consolidated capital additions	$74,308	$185,777

CONVENTIONAL PROPERTIES: Conventional Properties represent Aimco's portfolio of market-rate apartment communities. Aimco's portfolio strategy seeks predictable rent growth from a portfolio of A, B and C-quality conventional properties, averaging B/B+ in quality, and diversified among the largest coastal and job growth markets in the United States, as measured by apartment value.
DEBT TO EBITDA RATIO: The ratio of (a) Aimco's proportionate share of debt net of Aimco's proportionate share of cash and restricted cash, and Aimco's investment in the subordinated tranches in a securitization trust holding only Aimco property debt to (b) EBITDA.
DEBT AND PREFERRED EQUITY TO EBITDA RATIO: The ratio of (a) Aimco's proportionate share of debt net of Aimco's proportionate share of cash and restricted cash, and Aimco's investment in the subordinated tranches in a securitization trust holding only Aimco property debt, plus Aimco's preferred stock and the preferred units of the Aimco Operating Partnership to (b) EBITDA.
DEBT SERVICE COVERAGE RATIO: As defined in Aimco's credit agreement, the ratio of (a) Earnings Before Interest, Taxes, Depreciation and Amortization (Compliance EBITDA), reduced by certain capital expenditure reserves, to (b) debt service, which represents the sum of (i) Aimco's proportionate share of interest expense (excluding prepayment penalties and amortization of deferred financing costs) and (ii) debt amortization, for the four fiscal quarters preceding the date of calculation.
EFFECTIVE UNITS: The number of actual property units multiplied by Aimco's ownership interest in the property as of the end of the current period. Effective Units may be used to analyze Aimco's proportionate financial measures on a per-unit basis.

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EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA): EBITDA is the numerator used in Aimco's calculation of EBITDA Coverage of Interest Ratio and EBITDA Coverage of Preferred Dividends and Interest Ratio. EBITDA is computed by adding to Aimco's Pro forma FFO (a) Aimco's proportionate share of interest expense, taxes, depreciation and amortization related to non-real estate assets, non-cash stock compensation expense and (b) Preferred Dividends.
EBITDA COVERAGE OF INTEREST RATIO: The ratio of (a) EBITDA to (b) Adjusted Interest Expense. Aimco's management uses this ratio as one measure of leverage.
EBITDA COVERAGE OF INTEREST AND PREFERRED DIVIDENDS RATIO: The ratio of (a) EBITDA to (b) the sum of Adjusted Interest Expense and Preferred Dividends. Aimco's management uses this ratio as one measure of leverage.
FIXED CHARGE COVERAGE RATIO: As defined by Aimco's credit agreement, the ratio of (a) EBITDA computed in accordance with the terms of Aimco's credit agreement, which differs from EBITDA defined above, to (b) fixed charges, which represent the sum of (i) Aimco's proportionate share of interest expense (excluding prepayment penalties and amortization of deferred financing costs), (ii) debt amortization and (iii) Preferred Dividends, for the four fiscal quarters preceding the date of calculation.
FREE CASH FLOW INTERNAL RATE OF RETURN: Free Cash Flow represents a property's net operating income less capital spending required to maintain the condition of the property, and a Free Cash Flow Internal Rate of Return represents the rate of return generated by discounting the expected Free Cash Flow from the property and the proceeds from its eventual sale.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (NAREIT) defines as net income, computed in accordance with GAAP, excluding gains from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT. In October 2011, NAREIT revised its definition of FFO to exclude operating real estate impairments effective for the fourth quarter 2011. All prior period FFO results included in this Earnings Release have been restated accordingly.
In addition to FFO, Aimco uses PRO FORMA FUNDS FROM OPERATIONS (Pro forma FFO) and ADJUSTED FUNDS FROM OPERATIONS (AFFO) to measure performance. Pro forma FFO represents FFO as defined above, excluding preferred equity redemption related amounts (adjusted for noncontrolling interests). Preferred equity redemption related amounts (gains or losses) are items that periodically affect Aimco's operating results. Aimco excludes preferred equity redemption related amounts (gains or losses) from Pro forma FFO because such amounts are not representative of operating performance. AFFO represents Pro forma FFO reduced by Capital Replacements (also adjusted for noncontrolling interests).
FFO, Pro forma FFO and AFFO are helpful to investors in understanding Aimco's performance because they capture features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco's method for computing FFO, Pro forma FFO or AFFO is comparable with that of other real estate investment trusts. Net income (loss) attributable to Aimco common stockholders as determined in accordance with GAAP is reconciled to FFO and Pro forma FFO as presented on Supplemental Schedule 1 and reconciled to AFFO on the following page.

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	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
(in thousands, except per share data) (unaudited)
Net income (loss) attributable to Aimco common stockholders	$24,163	$(14,801)	$14,077	$(79,751)
Adjustments:
Depreciation and amortization	87,444	87,687	264,978	259,069
Depreciation and amortization related to non-real estate assets	(3,259)	(3,306)	(9,845)	(9,645)
Depreciation of rental property related to noncontrolling partners and unconsolidated entities	(4,798)	(5,647)	(15,322)	(19,271)
Gain on dispositions of unconsolidated real estate and other, net of noncontrolling partners' interest	(14,924)	(245)	(15,243)	(1,037)
Provision for impairment losses related to depreciable real estate assets, net of noncontrolling partners' interest	2,392	98	10,471	77
Discontinued operations:
Gain on dispositions of real estate, net of income taxes and noncontrolling partners' interest	(40,924)	(24,237)	(109,625)	(42,914)
Provision for impairment losses related to depreciable real estate assets, net of noncontrolling partners' interest	2,453	5,671	7,136	9,410
Depreciation of rental property, net of noncontrolling partners' interest	3,866	8,510	14,194	29,449
Common noncontrolling interests in Aimco Operating Partnership's share of above adjustments	(1,563)	(4,592)	(8,949)	(15,424)
Amounts allocable to participating securities	(93)	(138)	(328)	(400)
FFO Attributable to Aimco Common Stockholders - Diluted	$54,757	$49,000	$151,544	$129,563
Preferred equity redemption related amounts	12,053	788	22,583	(1,961)
Common noncontrolling interests in Aimco Operating Partnership's share of above adjustments	(698)	(54)	(1,377)	134
Amounts allocable to participating securities	(41)	(3)	(90)	8
Pro forma Funds From Operations Attributable to Aimco Common Stockholders - Diluted	$66,071	$49,731	$172,660	$127,744
Capital Replacements, net of common noncontrolling interests in Aimco Operating Partnership	(18,317)	(20,416)	(46,697)	(48,111)
Amounts allocable to participating securities	52	142	186	392
AFFO Attributable to Aimco Common Stockholders - Diluted	$47,806	$29,457	$126,149	$80,025
Weighted average shares - diluted FFO	145,119	120,670	131,265	119,269
FFO per share (diluted)	$0.38	$0.41	$1.15	$1.09
Pro forma FFO per share (diluted)	$0.46	$0.41	$1.32	$1.07
AFFO per share (diluted)	$0.33	$0.24	$0.96	$0.67

NEW LEASE AND RENEWAL RATES: Aimco measures changes in rental rates by comparing, on a lease-by-lease basis, the rate on a newly executed lease to the rate on the expiring lease for that same apartment. Newly executed leases are classified as either a new lease, where a vacant apartment is leased to a new customer, or a renewal of an existing lease.
OTHER AFFORDABLE PROPERTIES: Affordable Properties that do not meet the Same Store Property definition because they are not managed by Aimco and/or Aimco's ownership interest is less than 10%.
OTHER CONVENTIONAL PROPERTIES: Conventional Properties that have significant rent control restrictions, non-multi-family such as commercial operations or fitness facilities at Aimco's multi-family properties, and properties that had not reached and maintained a stabilized level of occupancy as of January 1, 2011, often due to a casualty event.

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OTHER EXPENSES, NET: Other expenses, net includes franchise taxes, risk management activities related to our unconsolidated partnerships, certain other corporate expenses and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal).
PREFERRED DIVIDENDS: Preferred dividends include dividends paid with respect to Aimco's Preferred Stock and the Aimco Operating Partnership Preferred Partnership Units.
PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues, primarily from affiliates; casualties; property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations and financing arrangements. NOI is considered by many in the real estate industry to be a useful measure for determining the value of real estate. A reconciliation of NOI as presented in this Earnings Release and Supplemental Information to Aimco's consolidated GAAP amounts is provided below and on the following page.

Reconciliation of Proportionate Property NOI Amounts in Supplemental Schedule 1(a) to Proportionate Property NOI Amounts Included in Aimco's Earnings Release and Supplemental Schedule 6(a)
Third Quarter 2012 Compared to Third Quarter 2011
(in thousands) (unaudited)
	Three Months Ended September 30, 2012				Three Months Ended September 30, 2011
	Proportionate Amount	Properties Owned but Not Managed	Ownership Adjustments	Proportionate Property Amount	Proportionate Amount	Properties Owned but Not Managed	Ownership Adjustments	Proportionate Property Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$191,007	$—	$(66)	$190,941	$177,419	$—	$4,660	$182,079
Affordable Same Store	28,271	—	6	28,277	27,063	—	10	27,073
Total Same Store	219,278	—	(60)	219,218	204,482	—	4,670	209,152
Other Conventional	18,858	(786)	—	18,072	15,791	(1,309)	(150)	14,332
Other Affordable	1,894	(1,894)	—	—	2,941	(2,941)	—	—
Total rental and other property revenues	240,030	(2,680)	(60)	237,290	223,214	(4,250)	4,520	223,484
Property operating expenses
Conventional Same Store	67,999	—	148	68,147	65,621	—	2,156	67,777
Affordable Same Store	11,107	—	54	11,161	10,417	—	97	10,514
Total Same Store	79,106	—	202	79,308	76,038	—	2,253	78,291
Other Conventional	9,407	(476)	—	8,931	7,695	(747)	(278)	6,670
Other Affordable	931	(931)	—	—	1,555	(1,555)	—	—
Total property operating expenses	89,444	(1,407)	202	88,239	85,288	(2,302)	1,975	84,961
Property NOI:
Conventional Same Store	123,008	—	(214)	122,794	111,798	—	2,504	114,302
Affordable Same Store	17,164	—	(48)	17,116	16,646	—	(87)	16,559
Total Same Store	140,172	—	(262)	139,910	128,444	—	2,417	130,861
Other Conventional	9,451	(310)	—	9,141	8,096	(562)	128	7,662
Other Affordable	963	(963)	—	—	1,386	(1,386)	—	—
Net real estate operations	$150,586	$(1,273)	$(262)	$149,051	$137,926	$(1,948)	$2,545	$138,523
	% Aimco
	3Q 2012 NOI	Revenue	Expenses	NOI
Year-over-Year Change:
Conventional Same Store	82%	4.9%	0.5%	7.4%
Affordable Same Store	12%	4.4%	6.2%	3.4%
Total Same Store	94%	4.8%	1.3%	6.9%
Other Conventional	6%	26.1%	33.9%	19.3%
Net real estate operations	100%	6.2%	3.9%	7.6%

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Reconciliation of GAAP to Supplemental Schedule 6(b) Proportionate Conventional Same Store NOI Amounts
(in thousands) (unaudited)
	Three Months Ended June 30, 2012
	Consolidated Amounts	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Ownership Adjustments	Proportionate Property Amount
Conventional Same Store:
Rental and other property revenues	$196,641	$—	$(9,132)	$187,509	$332	$187,841
Property operating expenses	69,147	—	(3,182)	65,965	300	66,265
Property NOI	$127,494	$—	$(5,950)	$121,544	$32	$121,576

Reconciliation of Proportionate Property NOI Amounts in Supplemental Schedule 1(b) to Proportionate Property NOI Amounts Included in Aimco's Earnings Release and Supplemental Schedule 6(c)
Nine Months Ended September 30, 2012 Compared to Nine Months Ended September 30, 2011
(in thousands) (unaudited)
	Nine Months Ended September 30, 2012				Nine Months Ended September 30, 2011
	Proportionate Amount	Properties Owned but Not Managed	Ownership Adjustments	Proportionate Property Amount	Proportionate Amount	Properties Owned but Not Managed	Ownership Adjustments	Proportionate Property Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$562,259	$—	$2,470	$564,729	$525,309	$—	$14,886	$540,195
Affordable Same Store	84,342	—	25	84,367	81,064	—	29	81,093
Total Same Store	646,601	—	2,495	649,096	606,373	—	14,915	621,288
Other Conventional	52,821	(3,606)	—	49,215	47,943	(3,696)	(14)	44,233
Other Affordable	5,948	(5,948)	—	—	8,413	(8,413)	—	—
Total rental and other property revenues	705,370	(9,554)	2,495	698,311	662,729	(12,109)	14,901	665,521
Property operating expenses
Conventional Same Store	198,736	—	1,565	200,301	191,912	—	6,769	198,681
Affordable Same Store	32,874	—	201	33,075	31,689	—	258	31,947
Total Same Store	231,610	—	1,766	233,376	223,601	—	7,027	230,628
Other Conventional	26,119	(2,264)	—	23,855	23,260	(2,294)	(729)	20,237
Other Affordable	3,118	(3,118)	—	—	4,846	(4,846)	—	—
Total property operating expenses	260,847	(5,382)	1,766	257,231	251,707	(7,140)	6,298	250,865
Property NOI:
Conventional Same Store	363,523	—	905	364,428	333,397	—	8,117	341,514
Affordable Same Store	51,468	—	(176)	51,292	49,375	—	(229)	49,146
Total Same Store	414,991	—	729	415,720	382,772	—	7,888	390,660
Other Conventional	26,702	(1,342)	—	25,360	24,683	(1,402)	715	23,996
Other Affordable	2,830	(2,830)	—	—	3,567	(3,567)	—	—
Net real estate operations	$444,523	$(4,172)	$729	$441,080	$411,022	$(4,969)	$8,603	$414,656
	% Aimco
	YTD 2012 NOI	Revenue	Expenses	NOI
Year-over-Year Change:
Conventional Same Store	82%	4.5%	0.8%	6.7%
Affordable Same Store	12%	4.0%	3.5%	4.4%
Total Same Store	94%	4.5%	1.2%	6.4%
Other Conventional	6%	11.3%	17.9%	5.7%
Net real estate operations	100%	4.9%	2.5%	6.4%

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Reconciliation of GAAP to Supplemental Schedule 3 Trailing Twelve Month (TTM) Proportionate NOI Amounts
(in thousands) (unaudited)
						Subtract	Add
	Year Ended December 31, 2011				Y2011 to Y2012	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2012
	Consolidated Amount	Proportionate Share of Unconsolidated Partnerships	Noncontrolling Interests	Proportionate Amount	Property Classification, Discontinued Operations and GAAP Consolidation Accounting Changes	Proportionate Amount	Proportionate Amount	TTM Proportionate Amount
Rental and other property revenues:
Conventional Same Store properties	$800,269	$—	$(56,987)	$743,282	$(38,665)	$525,309	$562,259	$741,567
Other Conventional properties	59,414	5,744	(136)	65,022	(1,269)	47,943	52,821	68,631
Affordable properties	180,046	39,458	(85,546)	133,958	(14,526)	89,477	90,290	120,245
Total rental and other property revenues	1,039,729	45,202	(142,669)	942,262	(54,460)	662,729	705,370	930,443
Property operating expenses:
Conventional Same Store properties	289,241	—	(21,690)	267,551	$(15,347)	191,912	198,736	259,028
Other Conventional properties	29,118	3,345	(77)	32,386	(1,289)	23,260	26,119	33,956
Affordable properties	78,620	24,641	(46,598)	56,663	(8,182)	36,535	35,992	47,938
Total property operating expenses	396,979	27,986	(68,365)	356,600	(24,818)	251,707	260,847	340,922
Net operating income:
Conventional Same Store properties	511,028	—	(35,297)	475,731	(23,318)	333,397	363,523	482,539
Other Conventional properties	30,296	2,399	(59)	32,636	20	24,683	26,702	34,675
Affordable properties	101,426	14,817	(38,948)	77,295	(6,344)	52,942	54,298	72,307
Total rental and other property revenues	$642,750	$17,216	$(74,304)	$585,662	$(29,642)	$411,022	$444,523	$589,521

REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or (2) occupancy was not stabilized as of January 1, 2011 due to ongoing or completed renovations, such as exteriors, common areas or unit improvements.
SAME STORE PROPERTIES: Same Store properties are those properties (1) that are managed by Aimco, (2) in which Aimco's ownership exceeds 10%, and (3) that have reached and maintained a stabilized level of occupancy as of January 1, 2011. Same Store properties are classified as either Conventional or Affordable and properties classified in the consolidated financial statements as held for sale are not included in Same Store.

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